UNITED STATES

Securities and Exchange Commission

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. __ )

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Soliciting Material Pursuant to §240.14a-12

GENERAL MILLS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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General Mills

____________

Notice of 2015 Annual Meeting
and Proxy Statement

A LETTER FROM OUR CHAIRMAN AND CEO

Dear Fellow Shareholder:

We will hold the General Mills 2015 Annual Meeting of Shareholders at the Hilton Minneapolis, 1001 Marquette Avenue South, Minneapolis, Minnesota, on Tuesday, September 29, 2015, at 8:30 a.m. Central Daylight Time. During the meeting, we will discuss each item of business described in this Proxy Statement, and we will give a brief report on developments in our business.

In fiscal 2015, we have taken strategic actions to adapt to the changing marketplace. We continue to put the consumer first as we renovate existing brands and develop new products. And we have streamlined our organization to increase agility and deliver stronger growth in 2016. Furthermore, our board of directors approved a record level of dividends in support of our objective of delivering strong returns to shareholders.

Thank you for your investment in our company. Whether or not you expect to attend the Annual Meeting, please vote your proxy so your shares will be represented at the meeting.

August 17, 2015

Sincerely,

Kendall J. Powell

Chairman of the Board and Chief Executive Officer

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NOTICE OF
2015 ANNUAL MEETING OF SHAREHOLDERS

Dear Fellow Shareholder:

The Annual Meeting of Shareholders of General Mills, Inc. will be held on Tuesday, September 29, 2015, at 8:30 a.m., Central Daylight Time, at the Hilton Minneapolis, 1001 Marquette Avenue South, Minneapolis, Minnesota. Shareholders will be asked to:

1.	Elect as directors the 11 nominees named in the attached Proxy Statement;
2.	Cast an advisory vote on executive compensation;
3.	Ratify the appointment of KPMG LLP as General Mills’ independent registered public accounting firm for our fiscal year ending May 29, 2016; and
4.	Transact any other business that properly comes before the meeting.

The record date for the Annual Meeting is July 31, 2015. If you held General Mills stock at the close of business on that date, you are entitled to vote at the Annual Meeting.

Your vote is important. We encourage you to vote by proxy, even if you plan to attend the meeting.

August 17, 2015

Sincerely,

Richard C. Allendorf

Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON SEPTEMBER 29, 2015

Our Notice of 2015 Annual Meeting of Shareholders, Proxy Statement and Annual Report to Shareholders are available on the General Mills website at www.generalmills.com in the Investors section.

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Agenda and Voting Recommendations

1

Proposal Number 1: Election of Directors

The board of directors unanimously recommends a vote FOR each director nominee.

The 11 director nominees presented in this proposal are recommended for election to the board of directors.

Additional information about each director and his or her qualifications may be found on page 1.

		Director			Committee Memberships
Name	Age	Since	Primary Occupation	Independent	AC	CC	CGC	FC	PRC
Bradbury H. Anderson	66	2007	Retired Vice Chairman and Chief Executive Officer of Best Buy Co., Inc.
R. Kerry Clark	63	2009	Retired Chairman and Chief Executive Officer of Cardinal Health, Inc.
David M. Cordani	49	2014	President and Chief Executive Officer of Cigna Corporation
Paul Danos	73	2004	Dean Emeritus and Laurence F. Whittemore Professor of Business Administration at Tuck School of Business at Dartmouth College
Henrietta H. Fore	66	2014	Chairman and Chief Executive Officer of Holsman International
Heidi G. Miller	62	1999	Retired President of JPMorgan International
Steve Odland	56	2004	President and Chief Executive Officer of the Committee for Economic Development
Kendall J. Powell	61	2006	Chairman and Chief Executive Officer of General Mills, Inc.
Michael D. Rose	73	2004	Retired Chairman of First Horizon National Corporation
Robert L. Ryan	72	2005	Retired Senior Vice President and Chief Financial Officer of Medtronic, Inc.
Dorothy A. Terrell	70	1994	Managing Partner of FirstCap Advisors

 Independent Lead Director    AC: Audit Committee    CC: Compensation Committee

CGC: Corporate Governance Committee    FC: Finance Committee    PRC: Public Responsibility Committee

 Committee Chairperson     Committee Member     Financial Expert

2	Proposal Number 2: Advisory Vote on Executive Compensation	3	Proposal Number 3: Ratify Appointment of the Independent Registered Public Accounting Firm
The board of directors unanimously recommends a vote FOR the resolution. Additional information about executive compensation may be found on page 21.		The board of directors unanimously recommends a vote FOR the resolution. Additional information about the independent registered public accounting firm may be found on page 53.

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The board of directors of General Mills, Inc. (referred to as “General Mills,” “we,” “our,” “us” or the “company”) is soliciting proxies for use at the Annual Meeting of Shareholders to be held on September 29, 2015. This Proxy Statement summarizes the information you need to know to vote at the Annual Meeting. You do not need to attend the Annual Meeting to vote your shares. We first mailed or made available the proxy materials on or about August 17, 2015.

PROPOSAL NUMBER 1	ELECTION OF DIRECTORS

The 11 director nominees presented in this proposal are recommended for election to the board. Incumbents Raymond V. Gilmartin, Judith Richards Hope and Hilda Ochoa-Brillembourg will be retiring from the board effective as of the Annual Meeting, so they are not standing for re-election. David M. Cordani was appointed to the board in November 2014, and he appears on the ballot for the first time.

We consider the depth and diversity of experience on our board to be a key strength. We cultivate a balanced board of directors that has the appropriate skill sets to discharge its responsibilities effectively. While each director comes from a unique background, the composition of the board encompasses skills and experience in a number of important areas, including:

Senior Executive Leadership	Consumer Orientation	Financial Expertise	Public Policy Experience	Global Perspective

• We believe that directors who have served as CEOs or senior executives are in a position to challenge management and contribute practical insight into issues of business strategy and operations.

• They also have access to important sources of market intelligence, analysis and relationships that benefit the company.

• As a company that relies on the strengths of our branded products, we seek directors who are familiar with the consumer packaged goods industry, have global marketing and retail experience and have brand-building expertise.

• These directors guide the company in assessing emerging trends and external forces.

• We believe that a strong understanding of finance and financial reporting processes is important for our directors.

• Our directors have significant capital markets experience, corporate finance expertise and financial reporting backgrounds.

• A majority of our audit committee members qualify as audit committee financial experts.

• Directors with governmental and policymaking experience play an increasingly important role on our board as our business becomes more heavily regulated and as our engagement with stakeholders continues to expand.

• A significant portion of the company’s future growth depends on its success in markets outside of the United States.

• Directors with a global perspective help us make decisions on our strategic expansion into international markets.

Each non-employee director is required to demonstrate independence; integrity; experience and sound judgment in areas relevant to our businesses; a proven record of accomplishment; willingness to speak one’s mind and commit sufficient time to the board; appreciation for the long-term interests of shareholders; the ability to challenge and stimulate management; and the ability to work well with fellow directors.

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Bringing together informed directors with different perspectives, in a well-managed and constructive environment, fosters thoughtful and innovative decision making. We have a policy of encouraging diversity of gender, ethnicity, age and background, as well as a range of tenures on the board to ensure both continuity and fresh perspectives among our director nominees. Our director nominee slate exhibits a balanced mix of tenures, and independent and diverse leadership:

BALANCED MIX OF TENURES	INDEPENDENT AND DIVERSE LEADERSHIP

We plan thoughtfully for director succession and board refreshment. In the past year, we have appointed two new directors to succeed retiring board members, and over the next three years, we expect to appoint additional directors to succeed board members who will be retiring in accordance with our director tenure policy. Director succession presents an opportunity to:

•	Expand and replace key skills and experience,

•	Build on our record of board diversity, and

•	Maintain a balanced mix of tenures.

To that end, our corporate governance committee has developed a long-range succession plan to identify, recruit and appoint new directors who reflect our board composition guidelines and director selection criteria. The committee also plans for the orderly succession of the lead director and of chairs for the board’s five committees, providing for their identification, development and transition of responsibilities.

Our board has adopted an annual director nomination process that promotes thoughtful and in-depth review of overall board composition and director nominees throughout the year. At the beginning of the process, the corporate governance committee reviews the current board composition, using a skills matrix to articulate search priorities for new director candidates. The committee identifies potential candidates using a search firm and referrals, and interviews them to confirm their qualifications, interest and availability for board service. The committee also reviews incumbent candidates and evaluates any changes in circumstances that may impact their candidacy. Upon a recommendation from the committee, the board of directors approves the nomination of director candidates for election at the annual shareholders’ meeting.

ANNUAL DIRECTOR NOMINATION PROCESS

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Our director nominees are presented below. If unforeseen circumstances (such as death or disability) make it necessary for the board to substitute another person for any of the nominees, the proxies have the authority to vote your shares for that other person.

Bradbury H. Anderson

Age: 66	Committees: Compensation (Chair); Public Responsibility
Independent Director Since: 2007	Other Public Directorships:	Best Buy Co., Inc. Waste Management, Inc.

Background:

Bradbury H. Anderson served as Vice Chairman and Chief Executive Officer of Best Buy Co., Inc., an electronics retailer, from 2002 until his retirement as Chief Executive Officer in 2009, and as Vice Chairman in 2010. Mr. Anderson joined Best Buy in 1973. Prior to becoming Chief Executive Officer, he served as Executive Vice President from 1986 to 1991 and President and Chief Operating Officer from 1991 to 2002.

Contributions to the Board:

•	Mr. Anderson brings to the board over 30 years of valuable retail expertise, unique consumer insights and brand-building experience.

•	During his tenure at Best Buy, Mr. Anderson helped to build the company from a local electronics retailer into a Fortune 100 company with a very strong branded identity.

•	He also adds strong leadership capabilities, strategic planning experience and operating expertise.

R. Kerry Clark

Age: 63	Committees: Corporate Governance (Chair); Finance
Independent Director Since: 2009	Other Public Directorships:	Avnet, Inc. Anthem, Inc. (formerly Wellpoint, Inc.) Textron, Inc.

Background:

R. Kerry Clark served as Chairman and Chief Executive Officer of Cardinal Health, Inc., a provider of health care products and services, until his retirement in 2009. Mr. Clark joined Cardinal Health in 2006 as President and Chief Executive Officer and became Chairman in 2007. Prior to that, Mr. Clark had been with The Procter & Gamble Company, a consumer products company, since 1974. There, he held various positions including President of P&G Asia; President, Global Market Development and Business Operations; and from 2004 to 2006, Vice Chairman of the Board.

Contributions to the Board:

•	Mr. Clark brings to the board business leadership, corporate strategy and operating expertise, and a strong background in consumer packaged goods.

•	In particular, he has extensive experience in launching new products, brand-building, innovation, marketing, and partnering with customers across sales channels.

•	Mr. Clark also lends a global business perspective, developed through his leadership of global business operations at Procter & Gamble.

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David M. Cordani

Age: 49	Committees: Audit; Compensation
Independent Director Since: November 2014	Other Public Directorships:	Cigna Corporation

Background:

David M. Cordani is President and Chief Executive Officer of Cigna Corporation, a global health insurance and health services company. Mr. Cordani joined Cigna in 1991 and has held a variety of finance and operating positions, including Chief Financial Officer for Cigna HealthCare and President and Chief Operating Officer for Cigna Corporation. He was named Chief Executive Officer of Cigna Corporation in 2009. Prior to joining Cigna, he held several senior staff positions at Coopers & Lybrand, an accounting firm.

Contributions to the Board:

•	Based on his tenure as Chief Executive Officer of Cigna Corporation, Mr. Cordani is attuned to the challenges of operating and growing a consumer-facing, S&P 500 company, and he brings current insights on business leadership, strategic planning and corporate governance.

•	His career-long experience in the health services industry enables him to contribute insights on health and wellness trends and their impact on businesses.

•	Mr. Cordani’s background as a former certified public accountant and chief financial officer provides significant risk management and financial expertise to the audit committee. He is one of our audit committee financial experts.

Paul Danos

Age: 73	Committees: Public Responsibility (Chair); Finance
Independent Director Since: 2004	Other Public Directorships:	B. J.’s Wholesale Club, Inc. (2004-2011)

Background:

Paul Danos is Dean Emeritus and Laurence F. Whittemore Professor of Business Administration at Tuck School of Business at Dartmouth College, where he has taught since 1995. Prior to that, Mr. Danos held academic positions at the University of Michigan from 1974 to 1995, the University of Texas from 1971 to 1974 and the University of New Orleans from 1970 to 1971.

Contributions to the Board:

•	Mr. Danos brings to the board significant financial and accounting expertise and a thoughtful approach to analyzing business models from this perspective.

•	Using his skills as a scholar and educator, Mr. Danos contributes to the board’s understanding of accounting principles based on several decades of research and scholarship, most recently as a Dean at Dartmouth College and before that as the Arthur Andersen Professor of Accounting at the University of Michigan.

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Henrietta H. Fore

Age: 66	Committees: Audit; Public Responsibility
Independent Director Since: June 2014	Other Public Directorships:	ExxonMobil Corporation Theravance Biopharma, Inc. Theravance, Inc. (2010-June 2014)

Background:

Henrietta H. Fore has been the Chairman and Chief Executive Officer of Holsman International, a manufacturing, consulting and investment company operating in the U.S. and international markets, since 2009. Ms. Fore also has held leadership positions in a number of U.S. government agencies, including Administrator of the United States Agency for International Development (USAID) and Director of U.S. Foreign Assistance at the Department of State from 2007 to 2009, the Under Secretary of State for Management from 2005 to 2007, and the 37th Director of the U.S. Mint from 2001 to 2005. She was President of Stockton Products, a manufacturer and distributor of steel and wire products, from 1986 to 1989, and again from 1993 to 2001, and she currently serves as Chairman. Ms. Fore also serves as Global Co-Chair of the Asia Society and of WomenCorporateDirectors.

Contributions to the Board:

•	Ms. Fore contributes a valuable perspective on public policy and public-private collaboration, based on her tenure at USAID, where she oversaw partnerships and alliances with over 3,500 companies and 200 U.S.-based private volunteer organizations, and at the Department of State, where she was the Secretary’s principal advisor on both foreign assistance and management issues.

•	These experiences, along with her service at the Asia Society, inform her global perspective on markets around the world.

•	As an active chairman and chief executive officer who manages domestic and international operations, Ms. Fore offers current insights on leadership, strategic planning and governance.

Heidi G. Miller

Age: 62	Committees: Audit (Chair); Finance
Independent Director Since: 1999	Other Public Directorships:	HSBC Holdings plc The Progressive Corporation (2011-September 2014)

Background:

Heidi G. Miller served as President of JPMorgan International, a division of global financial services firm JPMorgan Chase & Co., from 2010 until her retirement in 2012. She served as Executive Vice President, ceo, Treasury & Security Services, of JPMorgan Chase from 2004 to 2010. From 2002 to 2004, Ms. Miller served as Executive Vice President and Chief Financial Officer of Bank One Corporation. Previously, she had been Chief Financial Officer of Citigroup Inc.

Contributions to the Board:

•	Ms. Miller’s financial expertise, risk management skills and international business background are valuable assets to the board, the audit committee and the finance committee.

•	In particular, Ms. Miller possesses extensive experience in banking and finance in emerging markets. After earning a doctorate in Latin American History at Yale University, Ms. Miller spent 13 years with the Latin America Division of Chemical Bank, serving most recently as managing director and head of the emerging markets structured finance group. As head of Treasury & Security Services at JPMorgan Chase, she led the successful launch of a variety of new products and the group’s global expansion, particularly in Asia. As President of JPMorgan International, she focused on growth in emerging markets and expanding the bank’s global corporate bank.

•	She is one of our audit committee financial experts and serves as the chair of our audit committee.

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Steve Odland

Age: 56	Committees: Compensation; Corporate Governance
Independent Director Since: 2004

Background:

Steve Odland has been President and Chief Executive Officer of the Committee for Economic Development, a non-profit, public policy organization, since 2013. From 2011 to 2012, he was an Adjunct Professor in the graduate school of business at Lynn University and at Florida Atlantic University. Mr. Odland served as Chairman and Chief Executive Officer of Office Depot, Inc., an office merchandise retailer, from 2005 until 2010. From 2001 to 2005, he was Chairman and Chief Executive Officer of AutoZone, Inc., an auto parts retailer. Prior to that, he served as an executive with Ahold U.S.A., an international food retailer, from 1998 to 2000, and as President of the Foodservice Division of Sara Lee Bakery from 1997 to 1998. He was employed by The Quaker Oats Company from 1981 to 1996.

Contributions to the Board:

•	Based on his tenure as Chairman and Chief Executive Officer at Office Depot and AutoZone, Mr. Odland brings business leadership and strategic planning skills, retail expertise and an operating background to the board.

•	He provides valuable insights into consumer products marketing, brand-building, Internet marketing and sales, food service and international management from his executive roles in the food industry at Ahold, Quaker Oats and Sara Lee.

•	Mr. Odland also lends expertise on corporate financial planning and corporate governance.

Kendall J. Powell

Age: 61	Other Public Directorships: Medtronic, Inc.
Director Since: 2006

Background:

Kendall J. Powell is Chairman of the Board and Chief Executive Officer of General Mills. Mr. Powell joined General Mills in 1979 and served in a variety of positions before becoming a Vice President in 1990. He became President of the Yoplait division in 1996, President of the Big G cereal division in 1997, and Senior Vice President of General Mills in 1998. From 1999 to 2004, he served as Chief Executive Officer of Cereal Partners Worldwide (CPW), our joint venture with Nestlé. He returned from CPW in 2004 and was appointed Executive Vice President. Mr. Powell was appointed President and Chief Operating Officer of General Mills with overall global operating responsibility for the company in 2006, Chief Executive Officer in 2007 and Chairman of the Board in 2008.

Contributions to the Board:

•	Mr. Powell’s career-long dedication to the company; wide-ranging familiarity with the business; experience with the strategies that drive growth, both in the U.S. and internationally; and his collaborative working style have positioned him well to serve as our Chairman and Chief Executive Officer.

•	Prior to his current role, Mr. Powell served in a number of key marketing and operational roles in the company’s U.S. Retail divisions.

•	He also spent eleven years abroad focusing on our international operations, including five years as Chief Executive Officer of CPW.

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Michael D. Rose, Lead Director

Age: 73	Committees: Compensation; Corporate Governance
Independent Director Since: 1985-2000 and since 2004	Other Public Directorships:	Ryman Hospitality Properties, Inc. (formerly Gaylord Entertainment Company) Darden Restaurants, Inc. (1995-October 2014)

Background:

Michael D. Rose served as Chairman of the Board of First Horizon National Corporation, a banking and financial services company, and its subsidiary, First Tennessee Bank National Association, from 2007 until his retirement in 2012. Since 1998, Mr. Rose has been a private investor and Chairman of Midaro Investments, Inc., a privately held investment firm.

Contributions to the Board:

•	As our independent lead director, Mr. Rose draws on his leadership, strategic planning and governance expertise to foster active discussion and collaboration among the non-employee directors on the board and to serve as an effective liaison with management.

•	Mr. Rose has served as chairman for a number of public companies, most recently at First Horizon and Gaylord Entertainment, a leading hospitality and entertainment company.

•	His knowledge of retail and consumer issues, accumulated over years of leadership roles in consumer service and hospitality companies, has enriched board discussions on marketing and brand-building strategies.

Robert L. Ryan

Age: 72	Committees: Finance (Chair); Audit
Independent Director Since: 2005	Other Public Directorships:	Stanley Black & Decker, Inc. Citigroup Inc. (2007-April 2015) Hewlett-Packard Company (2004-2011)

Background:

Robert L. Ryan served as Senior Vice President and Chief Financial Officer of Medtronic, Inc., a medical technology company, from 1993 until his retirement in 2005. Mr. Ryan was Vice President, Finance, and Chief Financial Officer of Union Texas Petroleum Corp. from 1984 to 1993, Controller from 1983 to 1984 and Treasurer from 1982 to 1983. Prior to 1982, Mr. Ryan was Vice President at Citibank and was a management consultant for McKinsey & Company.

Contributions to the Board:

•	As former Chief Financial Officer at Medtronic and Union Texas Petroleum, Mr. Ryan brings significant audit, financial reporting, corporate finance and risk management experience to the board, including experience overseeing the controller, global audit, tax and treasury functions at these public companies.

•	He has a well-developed understanding of the board’s role and responsibilities based on his service on other public company boards.

•	He is one of our audit committee financial experts, and he serves as the chair of our finance committee.

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Dorothy A. Terrell

Age: 70	Committees: Corporate Governance; Public Responsibility
Independent Director Since: 1994	Other Public Directorships:	Herman Miller, Inc.

Background:

Dorothy A. Terrell is the Managing Partner of FirstCap Advisors, a venture capital and advisory services firm that she founded in 2010. She was a limited partner of First Light Capital, a venture capital firm, from 2003 until 2010. Ms. Terrell served as President and Chief Executive Officer of the Initiative for a Competitive Inner City, a non-profit organization focused on inner city business development, from 2005 until 2007, and as Senior Vice President, Worldwide Sales, and President, Platform & Services Group, of NMS Communications, a producer of hardware and software component products for telecommunications applications, from 1998 until 2002. She served in various executive management capacities at Sun Microsystems, Inc. from 1991 to 1997 and Digital Equipment Corporation from 1976 to 1991.

Contributions to the Board:

•	During her leadership roles at FirstCap Advisors, First Light and at three premier technology companies, Ms. Terrell helped businesses reach profitability, and she brings a breadth of experience in e-commerce, international marketing, plant management, manufacturing and enterprise risk assessment to the board’s strategic discussions.

•	Ms. Terrell’s commitment to inner city business development and healthcare causes has positioned her to be an informed and effective member of our public responsibility committee.

The board of directors unanimously recommends a vote FOR each director nominee.

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CORPORATE GOVERNANCE

Our corporate governance program provides an important framework within which our board of directors and management pursue the strategic objectives of General Mills and ensure the company’s long-term vitality for the benefit of shareholders.

Independent and diverse board of directors possessing skill sets critical to our company’s success
Thoughtful management development and succession plans for the CEO and his direct reports
Active shareholder engagement program with regular updates to the board
Comprehensive director nomination process
Corporate	Long-range succession plan to identify, recruit and appoint qualified directors
Governance	All directors elected annually by majority of votes cast
Highlights	Strong independent lead director with authority to approve board meeting agendas
Board and committee agendas developed annually to address core responsibilities
Enterprise risk management processes at board and committee levels
Standing public responsibility committee to oversee public policy issues impacting our business
Executive sessions for independent directors after each board meeting
Substantive annual board evaluations

For more information, our corporate governance principles are published on our website at www.generalmills.com in the Investors section.

Board Independence and Accountability

Thorough Director Independence Determination

The cornerstone of our corporate governance program is an independent and qualified board of directors. The board has established guidelines consistent with the current listing standards of the New York Stock Exchange for determining director independence. You can find these guidelines in our corporate governance principles, which are posted in the Investors section of our website at www.generalmills.com.

Director affiliations are regularly reviewed to ensure there are no relationships that might impair a director’s independence. Transactions reviewed but deemed not to impair independence include: tuition and contributions paid by the company to Dartmouth College, where Mr. Danos serves on the faculty; premiums for health insurance products and services paid by the company to Cigna Corporation, where Mr. Cordani services as President and CEO; and company debt securities and commercial paper purchased by Cigna, where Cigna is an active purchaser in the debt markets and not the lead lender. The board determined that these transactions were conducted in the ordinary course of our business, were not disclosable under New York Stock Exchange listing standards, and given the nature and amount of payments involved, did not create a material relationship that would impair either director’s independence.

Based on this review, the board has affirmatively determined that all non-employee directors are independent under our guidelines and as defined by New York Stock Exchange listing standards.

Annual Election by Majority of Votes Cast

Our directors are elected annually by a majority of votes cast, to enhance their accountability to shareholders. If an incumbent director is not re-elected, the director must promptly offer his or her resignation to the board. The corporate governance committee will recommend to the board whether to accept or reject the resignation, and the board will disclose its decision and the rationale behind it within 90 days from the certification of the election results. If ever there are more director nominees than the number of directors to be elected, the directors will be elected by a plurality of the votes cast.

Robust Board Evaluations

The board and each committee annually conduct evaluations covering their operations and performance. From time to time, the board may engage an outside governance expert to interview each director separately, facilitate a discussion of the aggregated results, and assist the board in formulating subsequent action items.

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Board Leadership

Our independent directors appoint the board’s leadership based on their judgment as to the structure that best serves the interests of the company and contributes to the effective operation of the board. The independent directors periodically evaluate whether the role of the Chairman and the CEO should be separated or combined.

Chairman and CEO Responsibilities

The independent directors believe that the positions of Chairman and CEO currently should be held by the same person, as this combination has served the company well by providing unified leadership and direction for the board. Under this structure, Mr. Powell leads the board and oversees board meetings and the delivery of information necessary for the board’s informed decision making. Mr. Powell also serves as the principal liaison between the board and our management.

Independent Lead Director Responsibilities

When there is a combined Chairman and CEO, the board also appoints an independent lead director who:

•	presides at all board meetings at which the Chairman is not present, including executive sessions of the non-employee directors, which are held after each board meeting;
•	serves as a liaison between the Chairman and the non-employee directors;
•	approves board meeting agendas and consults with the Chairman on information provided to the board;
•	approves meeting schedules to assure that there is sufficient time for discussions;
•	calls meetings of the non-employee directors and sets agendas for executive sessions; and
•	serves as a board representative for consultation and direct communication with major shareholders.

Michael Rose has served as the independent lead director since September 2013. He draws on his leadership, strategic planning and governance expertise to foster active discussion and collaboration among the non-employee directors on the board and to serve as an effective liaison with management.

Our Board’s Key Responsibilities

Management and the board are committed to the long-term growth of our business, and to achieving it in a manner that is responsible to the global communities in which we operate and sell our products:

Management Succession Planning

Succession planning is one of the board’s most critical functions - to develop and secure leaders who will successfully build the company’s business. Annually, the board formally reviews and discusses management development and succession plans for the CEO and his direct reports, and the board also discusses individual executive transitions as the need arises over the course of the year. This review includes an assessment of senior executives and their potential as successor to the CEO. The board has also adopted procedures to elect a successor in the event of the CEO’s sudden departure.

Overseeing Business Strategy

Our directors are an important resource for seasoned, candid and ongoing insights into strategic issues facing the company, including product portfolio development and innovation, strategic investments, margin improvement and global expansion.

•	Each year, the board formally reviews our annual and longer-term strategic business plans, financial targets and plans for achieving those targets.
•	Focused discussions of individual businesses and key issues are held throughout the year, and extended off-site sessions are held periodically for in-depth reviews of key strategic matters.
•	The board also regularly reviews our performance compared to our competitive peer companies.
•	The board reviews and approves significant capital investments and cash returns to shareholders through share repurchase plans and dividend payments.

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Monitoring Performance and Ensuring the Integrity of Financial Results

The board is focused on monitoring performance against the company’s strategic objectives and financial targets. At each meeting throughout the year, the board reviews and discusses with management a set of detailed operating reports, including current financial performance versus plan. The audit committee reviews quarterly financial results with management before the results are publicly reported. The audit committee monitors the company’s internal controls and disclosure controls throughout the year to ensure the accuracy and integrity of the company’s financial reports.

Managing Risk

Enterprise Risk Management

Effective enterprise risk management is an integral part of board and committee deliberations throughout the year.

•	The audit committee annually reviews the company’s enterprise risk management process and the comprehensive assessment of key financial, operational and regulatory risks identified by management, as well as risk mitigating practices. The audit committee then discusses the process and results with the full board.
•	The board discusses risks related to the company’s annual financial plan at the beginning of each fiscal year, and risks related to business strategy at the annual strategic planning meeting. It continues to address these risks in follow-up discussions as the year progresses.
•	Each committee conducts its own risk assessment and risk management activities throughout the year, some of which are highlighted under Board Committees and Their Functions on page 12, and reports its conclusions and recommendations to the board.
•	The board also encourages management to promote a corporate culture that integrates risk management into the company’s corporate strategy and day-to-day business operations in a way that is consistent with the company’s targeted risk profile.

Through these processes, the board oversees a system to identify, assess and address material risks to the company on a timely basis.

Compensation Risk Assessment

We periodically conduct a risk assessment of the company’s employee compensation policies and practices, including those that apply to our executive officers, to ensure that the policies and practices do not encourage excessive risk-taking in order to maximize compensation. The compensation committee oversees the process, and Frederic W. Cook & Co., Inc., the independent compensation consultant, participates in identifying and assessing risk.

Based on the most recent assessment, we have concluded that our compensation policies and practices are aligned with the interests of shareholders, appropriately reward pay for performance and do not create risks that are reasonably likely to have a material adverse effect on the company.

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Representing Shareholders

The board makes it a priority to remain attuned to shareholder sentiment. To that end, it has worked with management to develop a thoughtful shareholder engagement strategy.

•	Directors are available to meet directly with shareholders as appropriate. In most circumstances, our independent lead director serves as the board’s representative.
•	Our investor relations team, together with senior management, meets regularly with our shareholders and responds to their requests throughout the year.
•	The corporate secretary team reaches out to our shareholders to discuss proxy season trends and issues, as well as a variety of business, social and environmental issues.

The board receives regular reports on engagement efforts, which are also separately reviewed by the corporate governance and compensation committees. In fiscal 2015, we reached out to shareholders representing approximately 40% of our common stock outstanding, and of those shareholders among our top 50 who actively manage their investments, we engaged with holders of approximately 81% of the shares.

Inspiring Corporate Citizenship

As a global food company, General Mills is positioned not only to create economic value in the countries where we operate, but to create social and environmental value as well, and the board plays an important role in fulfilling that mission. It has a standing public responsibility committee composed entirely of independent directors, many of whom possess extensive public policy experience. The committee works with management to guide the company’s corporate citizenship and sustainability programs, and it analyzes public policy issues that are important to internal and external stakeholders, including but not limited to, policy issues concerning food safety, nutrition and advertising. An overview of the company’s initiatives may be found in our Global Responsibility Report, which is available on our website at www.generalmills.com under the Responsibility section. Our website and the Global Responsibility Report are not incorporated by reference in, and are not part of, this Proxy Statement.

Board Committees and Their Functions

The board has five standing committees that are each composed entirely of independent directors. A copy of each committee’s charter may be found on our website at www.generalmills.com in the Investors section under “Corporate Governance.” Assignments are rotated to ensure that each committee has an appropriate mix of tenure and experience.

			Corporate		Public
	Audit	Compensation	Governance	Finance	Responsibility
	Committee	Committee	Committee	Committee	Committee
Bradbury H. Anderson
R. Kerry Clark
David M. Cordani
Paul Danos
Henrietta H. Fore
Raymond V. Gilmartin
Judith Richards Hope
Heidi G. Miller
Hilda Ochoa-Brillembourg
Steve Odland
Michael D. Rose
Robert L. Ryan
Dorothy A. Terrell

 Lead Director       Chairperson      Member        Financial Expert         Retiring as of the Annual Meeting

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Audit Committee

Number of meetings in fiscal 2015: Six

Functions:

•	Oversees integrity, adequacy and effectiveness of internal control, audit and financial reporting processes;
•	Assesses and ensures the independence, qualifications and performance of our independent registered public accounting firm, selects the independent registered public accounting firm for the annual audit and approves the independent registered public accounting firm’s services and fees;
•	Meets with the independent registered public accounting firm, without management present, to consult with it and review the scope of its audit;
•	Oversees the company’s ethics and compliance program to ensure compliance with applicable laws, corporate policies and the company’s Employee Code of Conduct;
•	Reviews and discusses with management the company’s annual risk assessment and the enterprise risk management processes, policies and guidelines for identifying, assessing and managing key financial and operational risks;
•	Reviews and approves our annual audited financial statements before issuance, subject to the board of directors’ approval; and
•	Reviews the performance of the internal audit function.

Financial Experts:

The board of directors has unanimously determined that (i) all audit committee members are financially literate under the New York Stock Exchange listing standards and (ii) three of the audit committee members standing for re-election qualify as “audit committee financial experts” within the meaning of SEC regulations and have accounting or related financial management expertise as required by the New York Stock Exchange listing standards. Each member also meets the independence standards for audit committee membership under the rules of the SEC.

Compensation Committee

Number of meetings in fiscal 2015: Five

Functions:

•	Reviews compensation policies for executive officers and employees to ensure they align with our compensation philosophy and provide appropriate motivation for corporate performance and increased shareholder value;
•	Conducts performance reviews of the CEO;
•	Recommends compensation and equity awards for the CEO and approves them for other senior executives;
•	Recommends the compensation and equity awards for the non-employee directors;
•	Reviews and discusses with management an annual risk assessment of the compensation policies for executive officers and employees; and
•	Reviews and discusses with management the Compensation Discussion and Analysis and recommends its inclusion in the proxy statement.

Each member meets the independence standards for compensation committee membership under the listing standards of the New York Stock Exchange.

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Corporate Governance Committee

Number of meetings in fiscal 2015: Five

Functions:

•	Monitors and recommends changes in the organization and procedures of the board, including committee appointments and corporate governance policies;

•	Develops policy on composition, participation and size of the board as well as tenure and retirement of directors;

•	Recommends candidates for election to the board and evaluates continuing service of incumbent directors;

•	Oversees the annual board self-evaluation process; and

•	Reviews and approves transactions between General Mills and related persons.

Finance Committee

Number of meetings in fiscal 2015: Four

Functions:

•	Reviews financial policies and objectives, including capital allocation and dividend policy;

•	Reviews changes in our capital structure, including debt issuances, common stock sales, share repurchases and stock splits;

•	Reviews significant capital investments, acquisitions and divestitures;

•	Reviews the annual business plan and related financing implications; and

•	Reviews financial risk management strategies, including the use of derivatives.

Public Responsibility Committee

Number of meetings in fiscal 2015: Two

Functions:

•	Reviews public policy issues and social trends affecting General Mills;

•	Monitors our corporate citizenship activities and sustainability programs;

•	Evaluates our policies in the context of emerging corporate social responsibility issues; and

•	Reviews our policies governing political contributions and our record of contributions.

Director Attendance

Directors are expected to attend all board and committee meetings, as well as the annual meetings of shareholders, absent exigent circumstances. 13 of our 14 directors in office at the time attended the 2014 Annual Meeting of Shareholders. During fiscal 2015, the board of directors met seven times and various committees of the board met a total of 22 times. All directors attended at least 75% of the aggregate total meetings of the board and board committees on which they served during fiscal 2015.

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Certain Relationships and Related Transactions

•	Our board of directors has adopted a written policy for reviewing and approving transactions between the company and its related persons, including directors, director nominees, executive officers, 5% shareholders and their immediate family members or affiliates. The policy applies to:

–	all financial transactions, arrangements or relationships involving more than $100,000;

–	in which the company, or one of its affiliates, is a participant; and

–	in which a related person could have a direct or indirect interest.

•	The policy does not apply to certain compensation payments that have been approved by the compensation committee or disclosed in the Proxy Statement; transactions that are available to all other shareholders or employees on the same terms; or transactions with an entity where the related person’s interest is only as a director or a less than 10% owner.

•	The board has delegated to our corporate governance committee the authority to review potential or existing transactions. The corporate governance committee will only approve or ratify those transactions that are determined to be consistent with the best interests of the company and its shareholders, and that comply with applicable policies, codes of conduct and legal restrictions.

•	The corporate governance committee reviewed and ratified a number of commercial transactions in fiscal 2015, including the following:

–	BlackRock Institutional Trust Company, N.A and BlackRock Investments, LLC provide asset management services to the company’s benefit plans. They are affiliates of BlackRock, Inc., which owns more than 5% of our outstanding shares. Our engagement of BlackRock is unrelated to its ownership of company stock, and fees were determined through arms-length negotiations and were customary in amount.

–	State Street Global Advisors serves as the fiduciary for company stock funds within our 401(k) Plan and provides asset management services to our other benefit plans. It is an affiliate of State Street Corporation, which owns more than 5% of our outstanding shares. Our engagement of State Street is unrelated to its ownership of company stock, and fees were determined through arms-length negotiations and were customary in amount.

–	Vanguard Fiduciary Trust provides asset management services to the company’s benefit plans. They are affiliates of The Vanguard Group, Inc., which owns more than 5% of our outstanding shares. Our engagement of Vanguard is unrelated to its ownership of company stock, and fees were determined through arms-length negotiations and were customary in amount.

Codes of Conduct for Directors and Employees

We have adopted a code of conduct applicable to all employees, including our principal executive officer, principal financial officer and principal accounting officer, and a code of conduct applicable to our directors. The codes of conduct promote a company culture based on ethical behavior, integrity and responsibility. They are available on our website at www.generalmills.com in the Responsibility section under “Ethics and Integrity” and the Investor section under “Corporate Governance.”

The audit committee of the board of directors has established procedures for employees, shareholders, vendors and others to communicate concerns about our ethical conduct or business practices, including accounting, internal controls or financial reporting issues, to the audit committee, which has responsibility for these matters.

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Director Nominations

The corporate governance committee is responsible for recommending candidates for election to our board of directors. For more information on overall board composition guidelines and selection criteria for individual directors, see Proposal Number 1 — Election of Directors on page 1. Director nominees recommended by the corporate governance committee are subject to full board approval and election by shareholders at the annual meeting of shareholders.

From time to time, the corporate governance committee retains a search firm to assist in identifying, evaluating and recruiting director candidates, and pays the firm a fee for these services. Suggestions also are received from board members and shareholders. Of the 11 directors recommended for election at the 2015 Annual Meeting, all nominees other than David Cordani were elected as directors at our 2014 Annual Meeting. Mr. Cordani was recommended to the committee as a director candidate by its search firm.

The corporate governance committee will consider and evaluate shareholder-recommended candidates by applying the same criteria used to evaluate director-recommended candidates. If the corporate governance committee decides the candidate is suitable for board membership, the corporate governance committee will make a recommendation to the board of directors for its approval to include the candidate in the slate of directors nominated for election by shareholders in the Proxy Statement. During fiscal 2015, we received no director recommendations from our shareholders.

Shareholders who wish to suggest a candidate for our board of directors may submit a written recommendation to the Corporate Secretary, General Mills, Inc., P.O. Box 1113, Minneapolis, Minnesota 55440, along with the shareholder’s name, address and the number of General Mills shares beneficially owned; the name of the candidate being recommended and the number of General Mills shares beneficially owned by the candidate; the candidate’s biographical information describing experience and qualifications; a description of all agreements, arrangements or understandings between the shareholder and candidate being recommended; and the candidate’s consent to serve as a director, if elected. The corporate governance committee may request that the shareholder provide certain additional information. For the board to consider a candidate for nomination at the 2016 Annual Meeting, shareholders should submit the required information to the Corporate Secretary by April 19, 2016.

Under our By-laws, shareholders may also nominate a candidate for election at an annual meeting of shareholders. Our annual meeting typically will be held on the fourth Tuesday in September. Shareholders who intend to present a nomination at our 2016 Annual Meeting are required to notify the Corporate Secretary in writing and provide the information described in our By-laws no earlier than June 1, 2016, and no later than July 1, 2016. Director nominees submitted through this process will be eligible for election at the 2016 Annual Meeting, but will not be included in proxy materials sent to shareholders prior to the meeting.

Communications with the Board

The board of directors welcomes comments and questions. Interested parties may directly contact any of our directors, any committee of the board, the board’s non-employee directors as a group, the lead director, or the board generally, by writing to them at General Mills, Inc., P.O. Box 1113, Minneapolis, Minnesota 55440 or via e-mail at boardofdirectors@genmills.com. The board of directors has instructed the Corporate Secretary to distribute communications to the director or directors, after ascertaining whether the communications are appropriate to duties and responsibilities of the board. The board has requested that the Corporate Secretary not forward the following types of communications: general surveys and mailings to solicit business or advertise products; job applications or resumes; product inquiries or complaints; new product suggestions; or any material that is threatening, illegal or that does not relate to the responsibilities of the board.

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DIRECTOR COMPENSATION

We structure director compensation to attract and retain qualified non-employee directors and to further align the interests of directors with the interests of shareholders. The compensation committee periodically reviews surveys of non-employee director compensation trends and a competitive analysis of peer company practices prepared by the independent compensation consultant. The committee makes recommendations to the board of directors on compensation for our non-employee directors, including their retainers and annual equity awards. Each component of director compensation is described in this section.

Annual Retainers

•	Non-employee directors each receive an annual retainer of $75,000.

•	The chair of the audit committee receives an additional $15,000, chairs of other committees receive an additional $10,000, and other audit committee members receive an additional $5,000.

•	We do not pay any additional fees for attending or chairing a meeting.

•	We pay annual retainers in quarterly installments. Directors can elect to have their retainers paid in cash and/or common stock.

Restricted Stock Units

•	Each non-employee director receives approximately $180,000 in restricted stock units (RSUs) upon attending his or her first board meeting and upon each re-election.

•	The number of RSUs is determined based on the closing price of our common stock on the New York Stock Exchange on the date of the grant, and they are granted under the 2011 Compensation Plan for Non-Employee Directors.

•	The RSUs vest at the next annual meeting of shareholders. Directors who leave the board prior to vesting forfeit their RSUs. In the event an active director dies, his or her RSUs fully vest.

•	RSUs earn amounts equivalent to the regular dividend payments on our common stock. These amounts can be reinvested in additional stock units or paid to the director. Dividend equivalents will be distributed only to the extent the underlying RSUs vest.

Stock Ownership Policy

A substantial portion of non-employee director compensation is linked to our stock performance, and directors can elect to receive their entire board remuneration in stock and stock-related compensation. Our policy requires that non-employee directors keep all of the shares that they receive as compensation until they own shares equal in market value to at least five times their annual retainer, excluding any fees for chairing a committee or for audit committee service. As of July 31, 2015, all non-employee directors had met or exceeded these stock ownership requirements, except for Henrietta Fore and David Cordani, who joined our board in June and November 2014, respectively.

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Deferred Compensation

•	Non-employee directors may defer their retainers and restricted stock units.

•	Their deferred cash accounts earn a monthly rate of return that tracks the investment return achieved under their selected investment funds, most of which are offered to participants in our 401(k) Plan. One of these funds tracks the return on our common stock, which further aligns directors’ interests with those of our shareholders. The value of deferred retainers paid in shares of our common stock and deferred restricted stock units also tracks our common stock performance.

•	Earnings credited are not above-market or preferential.

Other Benefits

•	We have a Planned Gift Program for Directors that has been discontinued for all directors elected after fiscal 2006. Upon the death of a participating director, the company will donate $1 million to a qualifying charity recommended by the director. We have calculated the change in the accrued liability for the benefit in fiscal 2015 and included it under footnote 5, All Other Compensation, in the table in this section.

•	The General Mills Foundation matches eligible charitable contributions made by active, non-employee directors of up to $15,000 in each calendar year to eligible colleges, secondary and elementary schools, and approved funds, and up to $15,000 to eligible art and cultural organizations. These matching charitable contributions are included under footnote 5, All Other Compensation, in the table in this section.

The fiscal 2015 compensation of our non-employee directors is shown in the following table. Pro rata compensation is shown for William Esrey who retired, and for David Cordani who joined the board, part way through the fiscal year.

Director Compensation For Fiscal 2015

Name	Fees Earned or Paid in Cash(3) ($)	Stock Awards(4) ($)	All Other Compensation(5) ($)	Total ($)
Bradbury H. Anderson	82,500	180,014	—	262,514
R. Kerry Clark	85,000	180,014	13,500	278,514
David M. Cordani	60,000	179,992	—	239,992
Paul Danos	82,500	180,014	25,081	287,595
William T. Esrey(1)	20,000	—	26,489	46,489
Henrietta H. Fore	78,750	180,014	—	258,764
Raymond V. Gilmartin(2)	80,000	180,014	55,785	315,799
Judith Richards Hope(2)	75,000	180,014	52,262	307,276
Heidi G. Miller	90,000	180,014	16,792	286,806
Hilda Ochoa-Brillembourg(2)	80,000	180,014	37,178	297,192
Steve Odland	75,000	180,014	56,660	311,674
Michael D. Rose	77,500	180,014	50,081	307,595
Robert L. Ryan	90,000	180,014	39,379	309,393
Dorothy A. Terrell	77,500	180,014	51,051	308,565

(1)	Mr. Esrey retired from the board effective September 23, 2014.

(2)	Mr. Gilmartin, Ms. Hope and Ms. Ochoa-Brillembourg are retiring from the board effective September 29, 2015.

(3)	Includes the annual retainer and additional fees for directors who chair a committee or who serve on the audit committee. Retainers were paid in cash, except Mr. Cordani received his entire retainer in common stock (1,117 shares valued at the closing sales price of our common stock on the New York Stock Exchange on the quarterly retainer payment dates).

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(4)	Includes the grant date fair value for 3,571 RSUs granted to each director, other than Mr. Cordani, upon re-election in fiscal 2015, calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (FASB ASC Topic 718). The grant date fair value is based on $50.41 per share, the closing price of our common stock on the New York Stock Exchange on the grant date, September 23, 2014.

For Mr. Cordani, includes the grant date fair value for 3,418 RSUs, granted to him upon his appointment on November 3, 2014. The grant date fair value is based on $52.66 per share, the closing price of our common stock on the New York Stock Exchange on that date.

At fiscal year end, each non-employee director held 3,571 RSUs, except for Mr. Cordani who held 3,418 RSUs and Mr. Anderson, Mr. Danos, Ms. Miller, Ms. Ochoa-Brillembourg and Mr. Odland who each reinvested their dividend equivalents and held 3,655 RSUs.

The non-employee directors’ equity awards are now delivered entirely in RSUs, though they continue to hold previously awarded stock options.

At fiscal year end, the total number of stock options held by each non-employee director was as follows: Mr. Anderson 71,686; Mr. Clark 55,642; Mr. Danos 91,686; Mr. Esrey 111,686; Mr. Gilmartin 111,686; Ms. Hope 91,686; Ms. Miller 71,686; Ms. Ochoa-Brillembourg 51,686; Mr. Odland 91,686; Mr. Rose 91,686; Mr. Ryan 71,686; and Ms. Terrell 40,288.

(5)	All Other Compensation includes:

ALL OTHER COMPENSATION

Name	Planned Gift Program(6) ($)	Charitable Matching Gifts ($)	Total ($)
B. H. Anderson	—	—	—
R. K. Clark	—	13,500	13,500
D. M. Cordani	—	—	—
P. Danos	25,081	—	25,081
W. T. Esrey	26,489	—	26,489
H. H. Fore	—	—	—
R. V. Gilmartin	25,785	30,000	55,785
J. R. Hope	24,739	27,523	52,262
H. G. Miller	16,792	—	16,792
H. Ochoa-Brillembourg	22,178	15,000	37,178
S. Odland	15,004	41,656	56,660
M. D. Rose	25,081	25,000	50,081
R. L. Ryan	24,379	15,000	39,379
D. A. Terrell	21,551	29,500	51,051

(6)	Includes interest cost recognized in fiscal 2015 in connection with the Planned Gift Program. Calculations assume 4.45% discount rate at the end of fiscal 2015; benefit payment immediately upon death; and mortality rates based on the 2014 IRS Statistic Annuitant Mortality Table.

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OWNERSHIP OF GENERAL MILLS COMMON STOCK BY DIRECTORS, OFFICERS AND CERTAIN BENEFICIAL OWNERS

The following table shows the amount of General Mills common stock beneficially owned by (a) each director and director nominee, (b) each named executive officer listed in the Summary Compensation Table, (c) all directors, director nominees and executive officers as a group and (d) each person or group owning more than 5% of our outstanding shares. Unless otherwise noted, all amounts are as of July 31, 2015, and the shareholders listed in the table have sole voting and investment power with respect to the shares owned by them.

	Amount and Nature of Beneficial Ownership
Name of Beneficial Owner	Shares(1)		Exercisable Options(2)	Percent of Class
B. H. Anderson	35,209	(3)	71,686	*
J. R. Church	64,158	(4)	196,617	*
R. K. Clark	23,994		55,642	*
D. M. Cordani	4,535		—	*
P. Danos	19,941	(5)	91,686	*
H. H. Fore	6,923		—	*
I. R. Friendly	345,973	(6)	687,917	*
R. V. Gilmartin	139,003		111,686	*
J. L. Harmening	49,338	(7)	239,248	*
J. R. Hope	97,974	(8)	71,686	*
H. G. Miller	46,183	(9)	71,686	*
D. L. Mulligan	143,278	(10)	517,063	*
H. Ochoa-Brillembourg	40,747		51,686	*
S. Odland	46,953		91,686	*
C. D. O’Leary	149,594		687,917	*
K. J. Powell	339,436		2,472,765	*
M. D. Rose	68,789	(11)	91,686	*
R. L. Ryan	28,620		71,686	*
D. A. Terrell	59,530		40,288	*
All directors, nominees and executive officers as a group (25 persons)	2,117,349	(12)	7,140,152	1.4
The Vanguard Group, Inc.	32,310,623	(13)	—	5.4
BlackRock, Inc.	38,784,251	(14)	—	6.5
State Street Corporation	39,752,146	(15)	—	6.6
*	Indicates ownership of less than 1% of the total outstanding shares.
(1)	Includes:
•	Shares of our common stock directly owned;
•	Shares of our common stock allocated to participant accounts under our 401(k) Plan;
•	Restricted stock units that vest within 60 days of July 31, 2015, as to which the beneficial owner currently has no voting or investment power: 3,418 RSUs for Mr. Cordani, and 3,571 RSUs for each other non-employee director, except for Mr. Anderson, Mr. Danos, Ms. Miller, Ms. Ochoa-Brillembourg and Mr. Odland, who each reinvested their dividend equivalents and held 3,655 RSUs; and 46,691 RSUs for all directors, nominees and executive officers as a group; and
•	Stock units that have vested and been deferred, as to which the beneficial owner currently has no voting or investment power: 17,699 units for Mr. Anderson; 17,849 units for Mr. Clark; 14,160 units for Mr. Danos; 3,352 units for Ms. Fore; 271,848 units for Mr. Friendly; 22,731 units for Mr. Gilmartin; 18,660 units for Mr. Harmening; 63,499 units for Ms. Hope; 26,062 units for Ms. Miller; 24,844 units for Mr. Mulligan; 37,091 units for Ms. Ochoa-Brillembourg; 31,438 units for Mr. Odland; 44,999 units for Mr. O’Leary; 5,772 units for Mr. Rose; 23,999 units for Mr. Ryan; 49,479 units for Ms. Terrell; and 841,585 units for all directors, nominees and executive officers as a group.
(2)	Includes options that were exercisable on July 31, 2015 and options that become exercisable within 60 days of July 31, 2015.
(3)	Includes 13,855 shares held in individual trusts by either Mr. Anderson or his spouse, for which they serve as trustees.

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(4)	Includes 52,414 shares held in individual trusts by either Mr. Church or his spouse, for which they serve as trustees, and 3,240 shares owned by Mr. Church’s spouse. A portion of the shares listed are pledged as collateral for a line of credit at Wells Fargo.
(5)	Includes 2,126 shares owned jointly by Mr. Danos and his spouse.
(6)	Includes 2,256 shares held in custodial accounts for Mr. Friendly’s minor children and 42,324 shares held in a trust for the benefit of Mr. Friendly’s spouse and minor children. Mr. Friendly’s spouse serves as trustee of the trust. Mr. Friendly left the company effective June 30, 2014.
(7)	Includes 25,080 shares held in individual trusts by Mr. Harmening or his spouse, for which they serve as trustees.
(8)	Includes 10 shares held in trust for the benefit of Ms. Hope’s grandson, for which she serves as trustee.
(9)	All shares are held in accounts where Ms. Miller’s spouse is a co-signer or has a power of attorney.
(10)	Includes 114,406 shares owned jointly by Mr. Mulligan and his spouse.
(11)	Includes 7,513 shares held in a grantor trust.
(12)	Includes 350,598 shares held solely by, jointly by, or in trust for the benefit of family members.
(13)	Based on information contained in a Schedule 13G/A filed by The Vanguard Group, Inc. and its subsidiaries (“Vanguard”), at 100 Vanguard Blvd., Malvern, Pennsylvania 19355, filed with the SEC on February 10, 2015. The filing indicated that as of December 31, 2014, Vanguard had sole investment power over 31,303,133 of these shares and shared investment power over 1,007,490 of these shares. The filing also indicated that as of December 31, 2014, Vanguard had sole voting power over 1,055,917 of these shares.
(14)	Based on information contained in a Schedule 13G/A that BlackRock, Inc. and its subsidiaries (“BlackRock”), at 55 East 52nd Street, New York, New York 10022, filed with the SEC on February 9, 2015. The filing indicated that as of December 31, 2014, BlackRock had sole investment power over all of these shares, and sole voting power over 32,407,279 of these shares.
(15)	Based on information contained in a Schedule 13G filed by State Street Corporation and its subsidiaries (“State Street”), at State Street Financial Center, One Lincoln Street, Boston, Massachusetts 02111, with the SEC on February 12, 2015. The filing indicated that as of December 31, 2014, State Street had shared investment power and shared voting power over all of these shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Based on a review of reports filed with the SEC by our directors and executive officers regarding their ownership and transactions in our common stock and written representations from those directors and officers, we believe that each director and executive officer has filed timely reports under Section 16(a) of the Securities Exchange Act of 1934 during fiscal 2015.

PROPOSAL NUMBER 2	ADVISORY VOTE ON EXECUTIVE COMPENSATION

We provide our shareholders with an annual advisory vote on the compensation of our named executive officers. At the 2014 Annual Meeting, approximately 94% of the votes cast supported our executive compensation program.

Our compensation committee reviewed the results of the advisory vote, and also considered feedback from some of our largest shareholders on our executive compensation program. The compensation committee recognizes that effective practices evolve, and the committee will continue to consider changes as needed to keep our executive compensation program competitive and tightly linked to performance.

Consistent with our shareholders’ preference and prevailing demand, we expect to hold an advisory vote on executive compensation every year. This year, we are asking shareholders to approve the following resolution:

RESOLVED, that the shareholders approve the compensation paid to the company’s named executive officers, as disclosed in the Compensation Discussion and Analysis section, and the compensation tables and related narrative in the Executive Compensation section, of the Proxy Statement for the 2015 Annual Meeting of Shareholders.

The advisory vote will not be binding on the compensation committee or the board of directors. However, they will carefully consider the outcome of the vote and take into consideration any specific concerns raised by investors when determining future compensation arrangements.

The board of directors unanimously recommends a vote FOR the resolution approving, on an advisory basis, the compensation of our named executive officers.

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EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This section provides an overview of the key elements of our executive compensation program, and discusses compensation actions for our named executive officers in the context of our fiscal 2015 performance.

Executive Summary

We are a global consumer foods company dedicated to making food people love. We seek to understand the needs and lives of our consumers, work continuously to improve our core products and create new products that meet consumers’ evolving needs. In addition, we build the equity of our brands over time with strong consumer-directed marketing, innovative new products, and effective merchandising. We believe our brand-building strategy is the key to growing sales and winning and sustaining leading share positions in markets around the globe. We seek to translate sales growth into higher profits through our efforts to manage expenses and expand margins.

We Align Our Business and Compensation Objectives

Our long-term growth model reflects our experience that strategies and actions promoting consistent growth in sales, segment operating profit and earnings per share, coupled with an attractive dividend yield, will deliver strong total shareholder return (TSR).

Our compensation program incents our named executive officers to pursue strategies and actions that promote growth and strong return to shareholders, consistent with our long-term growth model. Since fiscal 2006, we have measured our financial performance, and calibrated the size of our annual incentive and long-term compensation awards, according to the following Annual Corporate Performance Measures, which correspond to goals in our long-term growth model:

•	Organic net sales growth,

•	Total segment operating profit growth,

•	Adjusted earnings per share growth, and

•	Improvement in return on average total capital.

Our research, as corroborated by the compensation committee’s independent compensation consultant, confirms that members of our industry peer group with the most consistently superior performance against these four measures have the highest five-year TSR. These measures are described in further detail on page 24.

We also use cumulative free cash flow, which is cash from operating activities less capital expenditures, as one of the three-year performance measures for our performance share units, because free cash flow directly supports TSR by enabling business investment, dividend growth and share repurchases.

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The core elements of our NEOs’ compensation package consist of base salary, annual incentive and long-term incentive, which we refer to as total direct compensation. The incentive awards are composed of a mix of cash, restricted stock units (RSUs), stock options and performance share units (PSUs). As the following table illustrates, other than a fixed base salary, each element of total direct compensation is tied to performance and closely linked to goals from our long-term growth model.

COMPENSATION STRUCTURE IS LINKED TO LONG-TERM PERFORMANCE GOALS AND RELATIVE PERFORMANCE

Annual
	Incentive	Long-Term Incentive

Long-Term
	Cash & RSUs	PSUs Earned	Stock Options / RSUs	Performance
Goal
Annual Corporate Performance Measures (constant currency)
Organic Net Sales Growth				Low Single Digit Growth
Total Segmented Operating Profit Growth				Mid Single Digit Growth
Adjusted Earnings per Share Growth				High Single Digit Growth
Return on Average Total Capital Improvement				Improvement
Three-Year Corporate Performance Measures (constant currency)
Average Organic Net Sales Growth
Cumulative Free Cash Flow

Target pay opportunity for our NEOs is set such that the performance goals and total direct compensation are aligned with the median of the industry peer group, as more fully described on page 31 under Rigorous Corporate Performance Goals. Total direct compensation actually received by the NEOs varies from target pay opportunity based on our Annual Corporate Performance Rating, which is used to determine annual and long-term incentive awards.

The Annual Corporate Performance Rating is calculated as an average of four, equally weighted component ratings (ranging from a minimum of 0 to a maximum of 1.80) that represent our performance on the four Annual Corporate Performance Measures. Goals for the ratings are established at the beginning of the year.

•	Target pay opportunity is associated with an Annual Corporate Performance Rating within the range of 1.30 to 1.50, which is intended to represent median performance relative to industry peers and median total direct compensation for similarly situated officers within the industry peer group.

•	An Annual Corporate Performance Rating within the range of 1.51 to 1.80 is intended to represent above-median performance, with 1.80 representing top-quartile total direct compensation and performance that is superior to industry peers.

•	An Annual Corporate Performance Rating within the range of 1.00 to 1.29 is intended to represent below-median performance, with 1.00 representing bottom-quartile total direct compensation and significantly below intended performance.

For more information on how we factor the Annual Corporate Performance Rating into the calculation of the NEOs’ annual and long-term incentives, please see pages 32 through 34.

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Performance Results for Fiscal 2015

In determining incentive awards for our NEOs, the compensation committee and the board primarily consider the company’s financial and operational performance and strategic accomplishments for the year. In fiscal 2015, our results against the Annual Corporate Performance Measures reflect the challenges of growing sales and profits in the face of changing consumer preferences.

FISCAL 2015 PERFORMANCE AGAINST ANNUAL INCENTIVE RATING GRID

	Significantly
	Below		Fiscal 2015
	Intended	Superior	Actual
	Performance	Performance	Performance
Annual Corporate Performance Measure and Weighting	(1.00 CPR)	(1.80 CPR)	(1.16 CPR)*
Organic Net Sales Growth (25%)	1%	5%	Flat
Total Segment Operating Profit Growth (25%)	Flat	6%	-2%
Adjusted Earnings Per Share Growth (25%)	3%	9%	4%
Return on Average Total Capital Improvement (25%)	-80bps	30bps	-20bps
*	Performance results are shown on a constant-currency basis. Organic net sales growth excludes benefits of a 53rd week and six months of incremental contribution from the Annie’s, Inc. (Annie’s) natural and organic foods business acquired in October 2014. Constant-currency organic net sales growth, constant-currency total segment operating profit growth, constant-currency adjusted earnings per share growth and return on average total capital improvement are non-GAAP financial measures. Please see Appendix A to this Proxy Statement for a more detailed description of these measures and a reconciliation of these measures to the most comparable GAAP measure.

Our performance was mixed across our operating segments. Sales and profit declined for U.S. Retail – our largest operating segment. While we returned our U.S. yogurt business to growth, and our brands gained share in categories representing 65% of our U.S. Retail measured sales volume, overall sales trends in many categories were weak, reflecting the impact of changing consumer food preferences. Operating results for the International segment were muted by a significant negative impact from foreign currency exchange and slowing economic growth in key emerging markets, but the segment achieved good margin expansion and profit growth in constant currency. Our Convenience Stores & Foodservice segment recorded good sales growth and increased segment operating profit by 15% to an all-time high of $353 million, reflecting compelling innovation across our focus platforms of snacks, cereal, yogurt, mixes, biscuits and frozen breakfast.

Return on average capital has declined in recent years, due in part to the acquisitions of Yoplait, Yoki and Annie’s. We are targeting an increase for fiscal 2016, reflecting net earnings growth and continued capital discipline.

Net cash provided by operations totaled $2.5 billion in fiscal 2015. This cash generation supported capital investments totaling $712 million in fiscal 2015. We also returned significant cash to shareholders through an 8% dividend increase, and share repurchases totaling $1.2 billion.

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We have taken strategic actions to adapt to the changing marketplace and to position us for stronger growth in fiscal 2016. We continue to put the consumer first as we renovate existing brands and develop new products. And we have streamlined our organization to increase agility. Our actions helped strengthen our business performance in the second half of fiscal 2015 and position us to deliver stronger growth in fiscal 2016.

Strategic Action	Fiscal 2015 Accomplishments

Drive More from Our Core Brands	We executed on “consumer first” product renovation and innovation to drive sales growth across our operating segments.
	•	U.S. Retail
		–	We reformulated our original style Yoplait and reminded consumers that it is a nutritious, great-tasting snack. Retail sales for this line grew 15%.
		–	We developed capacity to launch five varieties of gluten free Cheerios and captured share leadership in the $470 million dollar granola segment of the U.S. cereal category.
		–	Our natural and organic portfolio experienced double-digit growth in the U.S., featuring brands such as Cascadian Farm, Lärabar and Immaculate Baking.
		–	In fiscal 2016, we expect to have renovation news on products accounting for $5 billion of U.S. Retail net sales, almost half the portfolio.
	•	International
		–	We gave consumers around the world convenient meals and easier-to-stuff, more flavorful taco shells, which fueled 14% net sales growth in Europe for Old El Paso.
		–	In China, breakthrough innovation led to strong sales and market share for Tang Yuan, a new line of Wanchai Ferry frozen dim sum.
		–	We launched Häagen-Dazs super-premium ice cream stick bars in France.
	•	Convenience Stores and Foodservice
		–	Net sales for our six focus platforms grew by 9%.
		–	We delivered 200 million tubes of Go-Gurt through McDonald’s Happy Meals in the last twelve months.
		–	We continued to innovate on our Pillsbury line of frozen breakfast items served in K-12 schools.

Fund Our Future	We launched initiatives to streamline our North American supply chain, increase our organizational effectiveness and efficiency, and reduce expenses through changes to our administrative practices and policies.
	•	These efforts produced $75 million in savings in fiscal 2015. We expect to deliver $285 to $310 mllion in annual savings in fiscal 2016, and over $400 million in fiscal 2017.
	•	For fiscal 2016, our ongoing Holistic Margin Management savings of $400 million in cost of goods sold should more than offset inflation, which we estimate at 2%.

Reshape the Portfolio for Growth	We strategically invested capital in our global platforms.
	•	We expanded R&D and manufacturing capacity to launch Yoplait in China.
	•	We acquired Annie’s, a maker of family favorites such as natural and organic pastas, meals and snacks, and we are targeting over $1 billion in natural and organic net sales by fiscal 2020.

Build an Agile and Advantaged Organization	We restructured our business to create a leaner, more agile organization, and we are redesigning our pay for performance programs to drive increased accountability and results, as more fully described under Key Policies and Updates on page 29.

Strong Free Cash Flow and Return to Shareholders

We converted over 100% of earnings after taxes into free cash flow, and we returned $2.2 billion to shareholders, including an 8% increase in dividends and share repurchases totaling $1.2 billion.

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Translating Results into Compensation Outcomes for Fiscal 2015

CEO Ken Powell’s total direct compensation was approximately 14% below his target pay opportunity, primarily due to the company’s performance on the Annual Corporate Performance Measures, as reflected in the 1.16 Annual Corporate Performance Rating.

In assessing Mr. Powell’s performance, the board’s primary consideration was the company’s financial and operational performance, initiatives to streamline our North American supply chain and increase organizational effectiveness, new product introductions globally, portfolio optimization, and strengthening the core values of our brands. The board evaluated his overall level of leadership, and his continued ability to develop and implement strategies to enhance shareholder value. They also assessed Mr. Powell’s performance against his objectives in additional areas such as organizational development, external engagement and corporate governance.

The following graphic illustrates the components of Mr. Powell’s total direct compensation for fiscal 2015, of which 85% was performance-based.

For more information on these awards, please refer to the table Total Direct Compensation on page 38 and the description of Mr. Powell’s annual and long-term incentive awards on pages 32 through 34.

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Total direct compensation varies significantly depending on company performance. Our annual and long-term incentive programs are designed to build a total compensation package that varies based on performance relative to our industry peer group. Assuming incentive payout at target pay opportunity, 88% of Mr. Powell’s total direct compensation is performance-based and “at-risk.” As a result, Mr. Powell’s pay is highly sensitive to company and TSR performance.

RANGE OF CEO PAY VS CORPORATE PERFORMANCE

$12,247,200*
94% Difference
$8,101,714**
$6,320,600*
Threshold/Significantly Below Intended Performance (1.00 CPR)
Maximum/Superior Performance (1.80 CPR)
Actual Performance F14 (1.16 CPR)
Base Earnings
Annual Incentive Cash
Annual Incentive Stock Award
Long-Term Incentive Award

*	Threshold performance results in PSU payout at 50% of the target pay opportunity and RSUs and stock options granted at 70% of the target pay opportunity; maximum performance results in PSU payout at 150% of the target pay opportunity and RSUs and stock options granted at 130% of the target pay opportunity. Values for equity awards are based on grant date fair values, and they do not reflect the impact of stock price fluctuations on the ultimate value of compensation.
**	Includes Mr. Powell’s non-equity incentive plan compensation, as quantified in the Summary Compensation Table, and value of annual and long-term incentive stock awards as quantified in the Total Direct Compensation table, on page 38.

Our compensation program achieves a strong correlation between CEO total direct compensation and TSR, because our incentive awards are tied to Annual Corporate Performance Measures that drive TSR.

RANGE OF CEO PAY VS CORPORATE PERFORMANCE

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Our emphasis on competitive and performance-based compensation has contributed to our company’s strong performance over time, making it possible to continue our long-standing record of dividend payments, share repurchases and competitive cumulative returns to our shareholders.

DELIVERING STRONG RETURN TO SHAREHOLDERS

Dividends Per Share	Average Diluted Shares Outstanding

We have paid regular dividends without interruption for 116 years.	Reducing net shares outstanding illustrates our commitment to returning capital to shareholders.

Total Shareholder Return

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Compensation Philosophy and Principles

Our compensation program is designed to attract, motivate, reward and retain superior leaders who consistently achieve corporate performance and total shareholder return that are in the top tier of the industry peer group. The compensation committee bases its compensation decisions on the following core principles:

•	Pay is performance-based: Executive compensation at General Mills is tightly linked to company performance. As executives assume greater responsibility, a larger portion of their total compensation becomes dependent on company and business unit performance.

•	Compensation opportunities must be competitive: Competition for management talent in the consumer packaged goods industry is intense. To ensure that executive compensation at General Mills remains competitive, the compensation committee, with the assistance of management and the independent compensation consultant, monitors the compensation practices of U.S. companies in the industry peer group, as well as those of a broader group of leading industrial companies. In performing these analyses, peer group proxy data and two major survey sources are utilized.

Key Policies and Updates

The compensation committee continually evaluates our executive compensation policies and practices to ensure that they drive performance and that they are well-governed.

In Progress for Fiscal 2016	Redesign of incentive program to further enhance sensitivity of pay to performance
• Shifts to all cash annual incentives and mix of options, restricted stock units (RSUs) and performance share units (PSUs) for long-term incentives
• Increases weighting of financial performance
• Broadens the range of potential payouts, with higher maximum and lower minimum
• Introduces PSUs as part of long-term incentive for rest of executives

New for Fiscal 2015	PSUs granted to CEO’s direct reports, including NEOs
• Increases alignment between shareholders and executives
• Utilizes the same performance metrics as for CEO PSUs
Stock retention requirement
• Requires executives to hold at least 50% of net, after-tax shares that they receive pursuant to stock awards until they comply with our stock ownership requirements
• Reinforces our stock ownership policy (10x salary for CEO, 5x salary for EVPs and SVPs, and 3x salary for all other executives)
Elimination of personal air travel
No excise tax gross-up

Existing Policies and Practices	What we do:	What we don’t do:
	Significant alignment between pay and performance	No employee contracts for NEOs
	Base salaries at or below median versus industry peer group	No hedging and pledging of company stock
	Quantitative corporate performance measures	No payment of dividend equivalents on unearned shares
Four-year cliff vesting on all stock awards, including PSUs
Clawback policy
Rigorous stock ownership requirements
Tally sheets reviewed in connection with compensation decision making
Risk assessment of pay
Annual say on pay vote
Direct engagement with shareholders
Double-trigger change in control provisions
Fully independent compensation consultant
Executive session after each compensation committee meeting

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Elements of Total Direct Compensation

CEO PAY MIX	OTHER NAMED EXECUTIVE OFFICER PAY MIX

Performance-Based (At RIsk) Compensation: 88%	Performance-Based (At RIsk) Compensation: 79%

	Base Salary	Annual Incentive	Long-Term Incentive
Primary Purpose	• Provides fixed income based on size, scope and complexity of the individual’s role • Reflects each individual’s current and historical performance	• Rewards achievement of annual corporate and individual performance objectives	• Rewards delivery of long-term shareholder value • Designed to retain key talent
Competitive Analysis	• Annually	• Annually	• Annually
Approval/Grant Date	• Changes approved at June board meeting	• June board meeting	• June board meeting
Cash/Equity	• Cash	• Cash/RSUs	• PSUs/Stock Options/RSUs
Performance Period and Impact	• Fixed income	• 1 Year • Awards increase or decrease by 30% based on Annual Corporate Performance Rating	• 3 Years for PSUs • RSU and Stock Option awards increase or decrease by 30% based on Annual Corporate Performance Rating • PSUs pay out at 50% to 150% of target depending on performance
Approximate Market Positioning	• At median	• At median assuming median performance versus peer industry group • Additional details on page 32	• At median assuming median performance versus peer industry group • Additional details on page 33

Pay mix assumes total direct compensation equal to target pay opportunity, with a 1.50 Annual Corporate Performance Rating and a PSU payout at target for median performance versus the industry peer group.

Base Salary

Base salaries provide fixed income based on the duration, size, scope and complexity of each individual’s role, and reflects current and historical performance. Base salary is the only fixed element of total direct compensation, and accordingly, is set at median levels for similarly situated officers within the industry peer group to reinforce the importance of incentive compensation. With the guidance of the independent consultant, the compensation committee annually reviews potential adjustments to base salary for merit increases, to align with market, and for changes in responsibilities.

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CEO Base Salary

At the beginning of fiscal 2015, Mr. Powell’s base salary was increased by 3%, keeping his base salary at a competitive level versus similarly situated officers within the industry peer group. This was consistent with increases for our broader base of U.S. salaried employees.

Performance Measurements for Incentive Compensation

Corporate Performance Measurement

At the beginning of each fiscal year, corporate performance goals are established for one- and three-year periods, with the intention of being challenging yet achievable.

•	Annual Incentive Rating Grid: The grid is used to calculate the Annual Corporate Performance Rating (CPR), which is an average of four, equally weighted component ratings (ranging from a minimum of 0 to a maximum of 1.80) that are based on our performance against the following Annual Corporate Performance Measures: organic net sales growth, total segment operating profit growth, adjusted earnings per share growth and return on average total capital improvement.

•	Three-Year Corporate Performance Goals: The PSUs are earned based on our future achievement of three-year goals, consistent with our internal plan, for average organic net sales growth and cumulative free cash flow.

The size of all incentive awards except for PSUs are adjusted based on the Annual Corporate Performance Rating.

IMPACT OF THE ANNUAL CORPORATE PERFORMANCE RATING

General Mills performs:					CPR
	Below peer group median				0.00 to 1.29 rating
—	At peer group median				1.30 to 1.50 rating
	Above peer group median				1.51 to 1.80 rating

	Salary	x	Base Incentive Rate(1)	x	CPR	x	Individual Performance Rating	=	Annual Incentive - Cash

	Annual Incentive - Cash	x	Incentive Stock Award Rate(2)	x	Adjustment based on CPR(3)			=	Annual Incentive - RSUs

			Target Opportunity	x	Adjustment based on CPR(3)			=	Long-Term Incentive - RSUs and Options

(1)	Ranges from 45% to 85% based on level of responsibility

(2)	30% for named executive officers

(3)	Awards are increased or decreased by up to 30% depending on the Annual Corporate Performance Rating

Rigorous Corporate Performance Goals

The annual incentive rating grid consists of a range of goals for each corporate performance measure that corresponds to a range of payouts. The goals are based on the compensation committee’s review of actual one-year, two-year and five-year historical compound annual growth rates on those measures achieved by companies in our industry peer group, with consideration to future performance trends. After the goals are established, the committee continues to track the most recent twelve months of peer performance to ensure that our targets remain competitive within our industry peer group.

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For the three-year corporate performance measures, the committee establishes goals that are consistent with our internal plan for the same period, comparing and adjusting them against actual five-year historical results within our industry peer group. Goals for the three-year performance period are set at the beginning of the period rather than at the start of each fiscal year.

Our annual and three-year performance results may differ from our reported results due to adjustments for designated items significantly affecting comparability of reported rates of growth (for example, significant acquisitions or divestitures, 53-week fiscal years and foreign currency exchange rates). Please see Appendix A for additional detail on these adjustments to our fiscal 2015 results.

Individual Performance Measurement

NEO Individual Performance Ratings typically range from 1.40 to 1.50. The ratings are based on the achievement of specific annual objectives, which include quantitative business performance measures and qualitative goals such as completion of strategic initiatives, quality of business plans, organizational development progress in important areas such as diversity and employee development, and fulfillment of leadership expectations. The compensation committee approves the ratings for all NEOs.

In establishing the base incentive rates and incentive stock award rates for the NEOs referenced on page 31, our compensation committee considers a number of factors, including the NEO’s level of responsibility, duration with the company and in a specific role, and other factors related to the scope of the NEO’s responsibilities.

Annual Incentive

The annual incentive program rewards the achievement of annual corporate and individual performance objectives. Each award consists of an opportunity to earn cash and restricted stock units (RSUs).

Annual incentive awards can vary greatly from year to year based on the Annual Corporate Performance Rating and the NEO’s Individual Performance Rating:

•	The stock portion of the annual incentive award is decreased by 1% from target pay opportunity for every 0.01 below a 1.30 CPR, and increased by 1% from target pay opportunity for every 0.01 above 1.50, with a maximum performance adjustment of plus or minus 30% based on the Annual Corporate Performance Rating.

•	The fiscal 2015 Annual Corporate Performance Rating of 1.16 was below the 1.30 to 1.50 range of Annual Corporate Performance Ratings associated with median performance. This rating resulted in a 14% reduction in the stock portion of the annual incentive award.

The cash incentive is subject to the terms of our Executive Incentive Plan, and the RSUs are granted under our 2011 Stock Compensation Plan. RSUs earn dividend equivalents equal to regular dividends paid on our common stock, which are distributed only to the extent the underlying units vest. RSUs are subject to a four-year cliff vesting period from the grant date. All awards are subject to the company’s clawback policy.

CEO Annual Incentive

The annual incentive award granted to our CEO for fiscal 2015 performance is summarized below:

ANNUAL INCENTIVE - CASH PORTION
						Individual		Annual
		Base		Corporate		Performance		Incentive
Salary		Incentive Rate		Performance Rating		Rating		Cash
$1,200,650	X	85%	X	1.16	X	1.42	=	$1,681,054

ANNUAL INCENTIVE - STOCK PORTION
				Corporate				Annual
Annual Incentive		Incentive Stock		Performance Rating		Stock Price on		Incentive Stock
Cash		Award Rate		Adjustment		Grant Date		Award
$1,681,054	X	30%	X	0.86	÷	$55.72	=	7,784 shares

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Long-Term Incentive

The long-term incentive program rewards delivery of long-term shareholder value, and is designed to retain key talent. A significant portion of the NEOs’ pay opportunity is provided through these awards, which consist of a balance of PSUs, stock options and RSUs.

Annually, the compensation committee enlists the independent compensation consultant to perform a competitive analysis of the executive compensation program, including long-term incentive opportunities, to evaluate whether the opportunities remain tightly linked to performance and competitive within the industry peer group, and more broadly competitive within the consumer packaged goods industry, where we often compete for executive talent. The committee reviews the independent compensation consultant’s findings and adjusts long-term incentive opportunities accordingly.

All awards are granted under the 2011 Stock Compensation Plan. PSUs and RSUs earn dividend equivalents equal to regular dividends paid on our common stock, which are distributed only to the extent the underlying units vest. All awards are subject to our clawback policy.

Performance Share Units

Performance share units (PSUs) are earned based on our future achievement of three-year corporate performance goals. Payouts can vary from 0% to 150% of the target number of PSUs, based on results against the goals. PSUs are designed to focus executives on equally-weighted top-line and bottom-line operating metrics that drive shareholder value: average net sales growth and cumulative free cash flow, which is cash from operating activities less capital expenditures.

Each PSU earned is settled with a share of the company’s common stock one year following the completion of the three-year performance period so that awards remain subject to a four-year cliff vesting period from the grant date.

Stock Options and Restricted Stock Units

These awards are adjusted for annual performance. They are decreased by 1% from target pay opportunity for every 0.01 below a 1.30 Annual Corporate Performance Rating, and increased by 1% from target pay opportunity for every 0.01 above 1.50, with a maximum performance adjustment of plus or minus 30% based on the Annual Corporate Performance Rating for that fiscal year.

The fiscal 2015 Annual Corporate Performance Rating of 1.16 was below the 1.30 to 1.50 range of Annual Corporate Performance Ratings associated with median performance, and resulted in a 14% reduction in the stock options and RSUs.

Stock options are subject to a four-year cliff vesting period from the grant date. The exercise price per share equals the closing price of our common stock on the New York Stock Exchange on the grant date. The options generally expire 10 years and one month from the grant date. RSUs are subject to a four-year cliff vesting period from the grant date.

Special Awards

The compensation committee may grant special awards of RSUs to retain key talent. The awards are designed with the independent compensation consultant’s advice on maximizing retention value through features such as cliff vesting and an active service requirement for vesting. The size of the award is commensurate with the officer’s role, and it is established with consideration for his or her total compensation package. At vesting, the awards will be settled in stock. They earn dividend equivalents equal to regular dividends paid on our common stock, which are distributed only to the extent the underlying award vests. In fiscal 2015, special awards were granted to Mr. Mulligan and Mr. O’Leary under the 2011 Stock Compensation Plan. For more information, see the Grants of Plan-Based Awards for Fiscal 2015 on page 41.

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CEO Long-Term Incentive

The CEO’s long-term incentive award of $4,786,286 (granted in June 2015) consists of 33% PSUs, 38% stock options and 29% RSUs, by grant date fair value, which is indicated in bold below:

RANGE OF LONG-TERM INCENTIVE OPPORTUNITY
Type of Award	Performance Period	Less than Significantly Below Intended Performance	Significantly Below Intended Performance (1.00 CPR)	Target Performance (1.50 CPR)	Superior Performance (1.80 CPR)	Actual Performance (1.16 CPR)
	Last Fiscal Year	-30% of Target Pay Opportunity	-30% of Target Pay Opportunity	Target Pay Opportunity	+30% of Target Pay Opportunity	-14% of Target Opportunity

Stock Options	2015			$2,088,711		$1,796,295
RSUs	2015			$1,607,522		$1,382,469

Type of Award	Performance Period	Less than Threshold	Threshold Performance	Target Performance	Maximum	Actual Performance
	Next 3 Fiscal Years	$0	-50% of Target	Target Pay Opportunity	+50% of Target	To Be Determined 2018; All Awards Vest 2019
PSUs	2016-2018			$1,607,522

Awards are shown at grant date fair value, and the number of PSUs assumes a stock price of $55.72. Their ultimate values at vest will depend on total shareholder return during the vesting period, and in the case of PSUs, our performance against the three-year corporate performance goals.

Other Elements of Compensation

Retirement and Health Benefits

We provide competitive retirement security and health benefits. Our executives participate in the same benefit plans made available to U.S.-based salaried employees, including medical benefits, disability and life insurance, Pension Plan and Supplemental Retirement Plan (designed to restore contributions that otherwise would be lost because of limits in the Pension Plan), 401(k) Plan and Supplemental Savings Plan. See page 46 for further details.

Perquisites

We provide modest, fiscally responsible perquisites that enable our executives to focus on their duties. In fiscal 2015, we eliminated personal aircraft use. Accordingly, the only perquisites we provide to our executives are a company automobile and a limited financial counseling benefit. See Perquisites and Other Personal Benefits on page 41.

Severance

We provide a Separation Pay and Benefits Program to attract and retain executives and to promote orderly succession for key roles. We do not have any employment contracts with our NEOs. See page 50 for further details.

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The Compensation Process

Determining Executive Compensation

The compensation committee regularly assesses the effectiveness of the executive compensation program in driving performance, and it uses shareholder feedback, regulatory requirements and external trends to inform its decision making. Any changes are typically approved in June for the new fiscal year. For the CEO, the board reviews and approves the committee’s recommendations.

Each June, the compensation committee takes compensation actions for the CEO and his direct reports based on performance from the most recently completed fiscal year and establishes goals for the upcoming one- and three-year performance periods. In approving compensation actions for the most recently completed fiscal year, the committee and the board primarily examine:

•	Corporate performance as measured by our incentive programs;

•	Competitive market data prepared by the independent compensation consultant;

•	Each director’s written evaluation of the CEO’s performance against his objectives, which were approved by the committee at the beginning of the fiscal year;

•	The recommendations of the CEO for the other executive officers;

•	Feedback from shareholders and the most recent say on pay vote; and

•	Tally sheets of cumulative earnings and stock awards to provide context for annual actions.

The process for establishing and tracking performance goals for the upcoming one- and three-year performance periods are discussed in greater detail under Rigorous Corporate Performance Goals on page 31.

Frederic W. Cook & Co., Inc., the committee’s independent compensation consultant, advises the compensation committee on director and executive compensation, but performed no other services for General Mills in fiscal 2015. The compensation committee actively works with the independent compensation consultant to formulate compensation decisions for our CEO. Management makes recommendations to the committee for the other executive officers, and the independent compensation consultant advises the committee on those recommendations.

The compensation committee has sole authority to retain or replace the independent compensation consultant, and the committee annually evaluates the engagement and assesses the consultant’s independence in accordance with the listing standards of the New York Stock Exchange. Most recently, the committee determined that the engagement did not raise any conflict of interest. In reaching this conclusion, the compensation committee considered factors relevant to the consultant’s independence from management, including the six factors set forth in the listing standards.

In order to promote independent decision making on executive compensation matters, the compensation committee meets in executive session without management present after each meeting, periodically with the participation of the independent compensation consultant.

The Industry Peer Group

The compensation committee, with the assistance of management and the independent compensation consultant, evaluates our executive compensation program against similar programs within the consumer packaged goods industry peer group, which we also refer to as the industry peer group. In fiscal 2015, the compensation committee conducted a comprehensive industry peer group review, with assistance from the independent compensation consultant. The committee eliminated H.J. Heinz Co. because pay information is no longer publicly available. Effective for fiscal 2016, the committee will add Dr. Pepper Snapple, J.M. Smucker and Reckitt Benckiser Group plc to the peer group. The Kraft Heinz Company will replace Kraft Foods Group, Inc.

The compensation committee used the following selection criteria in determining our industry peer group:

•	Global, publicly traded consumer packaged goods companies within our sub-industries, as identified by the S&P Global Industry Classification System (GICS),

•	Comparable scale and complexity of operations, as measured primarily by sales, market capitalization, total assets and total employees,

•	Direct competitors for business, capital or industry talent,

•	Continuous and transparent disclosure of business results and executive compensation, and

•	Continuity from year to year.

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OUR INDUSTRY PEER GROUP
Campbell Soup Co.	Dr. Pepper Snapple Group Inc.**	Mondelēz International, Inc.
Clorox Co.	The Hershey Co.	Nestlé SA*
The Coca-Cola Co.	The J. M. Smucker Company**	PepsiCo, Inc.
Colgate-Palmolive Co.	Kellogg Co.	The Procter & Gamble Co.
ConAgra Foods, Inc.	Kimberly-Clark Corp.	Reckitt Benckiser Group plc**
Danone Inc.*	Kraft Foods Group, Inc.	Unilever NV*
The Kraft Heinz Company**

*	Excluded from compensation comparisons due to lack of publicly available pay information.

**	Effective fiscal 2016.

HOW WE USE OUR INDUSTRY PEER GROUP

•	To assess pay levels and pay mix for executive officers,

•	To evaluate total direct compensation for executive officers in comparable positions,

•	To gauge relative financial performance and total shareholder return,

•	To evaluate annual and long-term incentive structure,

•	To review governance and terms of incentive awards, including vesting and clawback provisions,

•	To compare benefits, perquisites and severance, and

•	To review overall share usage and run rate.

The compensation committee annually compares General Mills’ compensation under various performance scenarios versus industry peer group practices to ensure that our programs are competitive and that pay is commensurate with performance.

Key Policies – Supplemental Information

Significant Executive Investment in Company Stock

Long-term stock ownership is deeply engrained in our executive culture, and it reflects our executives’ strong commitment to the company’s success. Minimum ownership requirements are ten times salary for the CEO, which is a more aggressive requirement compared to our industry peer group, five times salary for EVPs and SVPs, and three times salary for all other corporate officers. In fact, the CEO holds company stock worth 27 times his base salary and the other NEOs hold company stock worth, on average, 16 times their base salaries. Executives must hold 50% of net, after-tax shares that they receive pursuant to stock awards until they meet the ownership requirements. Stock ownership includes direct and indirect ownership, deferred stock units, unvested RSUs, and stock units held in the 401(k) Plan.

STOCK OWNERSHIP FOR ACTIVE NAMED EXECUTIVE OFFICERS

	Required Base		Actual Base Salary
Name	Salary Multiple	Shares Owned	Multiple
K.J. Powell
Chairman and CEO	10x	559,124	27x
D.L. Mulligan
EVP, CFO	5x	230,040	20x
C. D. O’Leary
EVP, COO, International	5x	241,068	21x
J. L. Harmening
EVP, COO, U.S. Retail	5x	111,777	11x
J. R. Church
EVP, Supply Chain	5x	106,024	12x

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Robust Clawback Policy

In the event the company is required to restate financial results due to fraud, intentional misconduct, gross negligence or otherwise, the compensation committee may adjust the future compensation, cancel outstanding stock or performance-based awards, or seek recoupment of previous awards from company officers whose conduct contributed significantly to a financial restatement. Also, the compensation committee may take these actions where it reasonably believes the company’s Employee Code of Conduct or the terms of a separation agreement have been violated.

Restrictions on Hedging or Pledging Company Stock

Executive officers and directors of the company are not permitted to use options, contracts or other arrangements to hedge their holdings of company stock. They are also prohibited from pledging company stock as security for loans without approval from the general counsel.

Compensation that is Tax Deductible to the Company

The Executive Incentive Plan and the 2011 Stock Compensation Plan have been structured so that incentive awards can typically qualify as performance-based compensation, which is tax-deductible to the company under Section 162(m) of the Internal Revenue Code. However, the compensation committee reserves the right to grant awards that are not subject to performance vesting, and that are not fully tax-deductible.

Compensation Committee Report

The compensation committee has reviewed and discussed the Compensation Discussion and Analysis with management and, based on such review and discussions, the compensation committee recommended to the board that the Compensation Discussion and Analysis be included in this Proxy Statement and in our Annual Report on Form 10-K for the fiscal year ended May 31, 2015.

SUBMITTED BY THE COMPENSATION COMMITTEE

Bradbury H. Anderson, Chair
David M. Cordani
Raymond V. Gilmartin
Judith Richards Hope
Steve Odland
Michael D. Rose

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The following tables and accompanying narrative should be read in conjunction with the Compensation Discussion and Analysis. They present compensation for our CEO and CFO, each of the other three most highly-compensated executive officers active at the end of fiscal 2015, and for former executive officer Ian Friendly (collectively, the named executive officers or NEOs).

The Summary Compensation Table is prepared according to SEC reporting requirements, which for our company, means that Total Compensation includes pay elements earned in different fiscal years.

We have created a supplemental table, Total Direct Compensation, which reports pay elements in the years in which they are earned, which is consistent with how the board evaluates our NEOs’ total direct compensation.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Stock Awards(1) ($)	Option Awards(2) ($)	Non-Equity Incentive Plan Compensation(3) ($)	Change in Pension Value(4) ($)	All Other Compensation(5) ($)	Total ($)	Total w/o Change in Pension Value ($)
Kendall J. Powell	2015	1,200,650	3,416,985	1,858,710	1,681,054	5,124,882	147,780	13,430,061	8,305,179
Chairman and CEO	2014	1,165,717	3,537,659	1,778,404	1,655,132	3,273,596	193,976	11,604,484	8,330,888
	2013	1,133,583	2,886,124	1,168,909	2,180,504	2,944,683	198,020	10,511,823	7,567,140
Donal L. Mulligan	2015	673,017	1,564,066	433,604	669,840	1,281,765	85,288	4,707,580	3,425,815
EVP, CFO	2014	653,417	1,066,788	491,270	654,880	752,857	78,322	3,697,534	2,944,677
	2013	635,417	844,145	322,905	886,406	719,368	76,664	3,484,905	2,765,537
Christopher D.	2015	673,017	1,815,220	433,604	674,524	1,391,320	83,302	5,070,987	3,679,667
O’Leary	2014	653,417	1,063,067	491,270	659,428	781,576	88,898	3,737,656	2,956,080
EVP, COO, International	2013	635,417	847,579	322,905	874,588	647,188	78,171	3,405,848	2,758,660
Jeffrey L. Harmening
EVP, COO, U.S. Retail	2015	577,500	741,973	433,604	570,755	589,008	42,322	2,955,162	2,366,154
John R. Church
EVP, Supply Chain	2015	513,583	479,165	257,898	397,274	974,814	49,451	2,672,185	1,697,371
Ian R. Friendly	2015	54,717	814,038	433,604	68,987	1,154,432	1,318,561	3,844,339	2,689,907
Former EVP, COO,	2014	653,417	1,055,624	491,270	654,880	936,049	89,601	3,880,841	2,944,792
U.S. Retail	2013	635,417	837,698	322,905	850,950	1,022,970	107,374	3,777,314	2,754,344

Total Direct Compensation

Including Incentive Awards in the Fiscal Year Earned and Excluding Special Awards

			Annual Incentive			Long-Term Incentive
Name	Year	Salary ($)	Cash ($)	Stock Awards (RSUs) ($)(10)	Total ($)	Stock Awards (PSUs at Target) ($)(11)	Stock Awards (Options) ($)(12)	Stock Awards (RSUs) ($)(10)	Total ($)	Total Direct Compensation ($)
K. J. Powell	2015	1,200,650	1,681,054	433,724	2,114,778	1,607,522	1,796,295	1,382,469	4,786,286	8,101,714
	2014	1,165,717	1,655,132	427,076	2,082,208	1,607,456	1,858,710	1,382,453	4,848,619	8,096,544
	2013	1,133,583	2,180,504	686,866	2,867,370	—	1,778,404	2,850,793	4,629,197	8,630,150
D. L. Mulligan	2015	673,017	669,840	172,843	842,683	375,107	419,044	322,507	1,116,658	2,632,358
	2014	653,417	654,880	168,994	823,874	—	433,604	645,044	1,078,648	2,555,939
	2013	635,417	886,406	279,251	1,165,657	—	491,270	787,537	1,278,807	3,079,881
C. D. O’Leary	2015	673,017	674,524	174,069	848,593	375,107	419,044	322,507	1,116,658	2,638,268
	2014	653,417	659,428	170,175	829,603	—	433,604	645,044	1,078,648	2,561,668
	2013	635,417	874,588	275,529	1,150,117	—	491,270	787,537	1,278,807	3,064,341
J. L. Harmening	2015	577,500	570,755	147,268	718,023	375,107	419,044	322,507	1,116,658	2,412,181
J. R. Church	2015	513,583	397,274	102,525	499,799	225,109	251,423	193,516	670,048	1,683,430

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Footnotes to the Summary Compensation Table:

(1)	2015 includes:

The grant date fair value of RSUs granted during fiscal 2015 as annual and long-term incentive awards for fiscal 2014 performance. There was a 14% decrease from target pay opportunity due to a 1.16 Annual Corporate Performance Rating for fiscal 2014, which was below the 1.30 to 1.50 range of Annual Corporate Performance Ratings associated with estimated median performance for the industry peer group. Excludes awards based on fiscal 2015 performance but granted after fiscal year end in June 2015. These awards are captured within the supplemental table, Total Direct Compensation.

For Mr. Powell, 2015 also includes the grant date fair value of PSUs with a three-year performance period (2015-17) and an additional fourth year of vesting. The PSUs’ value assumes target performance over the performance period, and is consistent with the estimate of aggregate compensation cost to be recognized over the performance period determined as of the grant date under FASB ASC Topic 718, excluding the effect of estimated forfeitures. At grant date, the value of the 2015 award, assuming maximum performance, would be $2,411,265.

For Mr. Mulligan and Mr. O’Leary, 2015 also includes the grant date fair value of RSUs granted as special retention awards. These awards are subject to five-year cliff vesting and a minimum three-year active service requirement.

Grant date fair value is calculated in accordance with FASB ASC Topic 718. The grant date fair value of each stock award equals the closing price of our common stock on the New York Stock Exchange on the grant date $53.70 in fiscal 2015, $48.33 in fiscal 2014 and $38.15 in fiscal 2013). The values shown have not been adjusted to reflect that these units are subject to forfeiture.

(2)	2015 includes:

The grant date fair value of options granted during fiscal 2015 for fiscal 2014 performance, calculated in accordance with FASB ASC Topic 718. There was a 14% decrease from target pay opportunity due to a 1.16 Annual Corporate Performance Rating for fiscal 2014, which was below the 1.30 to 1.50 range of Annual Corporate Performance Ratings associated with estimated median performance for the industry peer group. Excludes awards based on fiscal 2015 performance but granted after fiscal year end in June 2015. These awards are captured within the supplemental table, Total Direct Compensation.

The grant date fair value of options granted equals $7.22 per share (fiscal 2015), $6.03 per share (fiscal 2014) and $3.65 (fiscal 2013) based on our Black-Scholes option pricing model. The following assumptions were used in the fiscal 2015 calculation: expected term of 8.5 years; dividend yield of 3.05% annually; dividend growth rate of 8.00% annually; a risk-free interest rate of 2.55%; and expected price volatility of 17.49%. Fiscal 2014 and 2013 assumptions are listed in our proxy statements for those years. The values shown have not been adjusted to reflect that these options are subject to forfeiture.

(3)	Includes the cash portion of the annual incentive award paid to our NEOs under the Executive Incentive Plan for fiscal 2015 performance. The annual incentive award was paid partially in cash and partially in RSUs that vest after four years, and was based on the achievement of certain individual and corporate performance goals. For Mr. Friendly, includes the pro rata annual incentive award paid for fiscal 2015 performance according to the Separation Pay and Benefits Program.

(4)	Includes the annual increase in the actuarial present value of accumulated benefits under our Pension Plan and Supplemental Retirement Plan.

There have been no enhanced pension benefits delivered to our NEOs via a change in plan design over the last three fiscal years. Reasons for the increases include a lower discount rate and changes in mortality assumptions reflecting longer lifespans, in addition to the typical increases in service, aging and “Final Average Earnings” as defined in the Pension Benefits section.

(5)	All Other Compensation for fiscal 2015 includes the following amounts:

	Contributions	Perquisites and
	to Retirement Savings Plans(7)	Other Personal Benefits(8)	Total
Name	($)	($)	($)
K. J. Powell	119,276	28,504	147,780
D. L. Mulligan	52,072	33,216	85,288
C. D. O’Leary	51,414	31,888	83,302
J. L. Harmening	25,736	16,586	42,322
J. R. Church	33,347	16,104	49,451
I. R. Friendly(6)	27,222	14,172	41,394

(6)	For Mr. Friendly, All Other Compensation also includes $1,244,337 in continuation of base salary and average bonus under the Separation Pay and Benefits Program through fiscal 2015 and $32,830 of accrued but unused vacation pay. These payments were made in connection with Mr. Friendly’s departure from the company effective June 30, 2014, and are more fully described under Potential Payments Upon Termination or Change in Control.

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(7)	Includes the company’s fixed and variable contributions during fiscal 2015 to the 401(k) Plan, the Supplemental Savings Plan and the Deferred Compensation Plan. Contributions to the Deferred Compensation Plan are made as if the NEO contributed these amounts to the 401(k) Plan and the Supplemental Savings Plan. For more information on the terms of the contributions, see Other Retirement Savings Plans.

CONTRIBUTIONS TO RETIREMENT SAVINGS PLANS

	Matching Contributions to Deferred Compensation	Matching Contributions to 401(k) Plan	Contributions to Supplemental Savings Plan	Total
Name	($)	($)	($)	($)
K. J. Powell	—	7,950	111,326	119,276
D. L. Mulligan	—	8,022	44,050	52,072
C. D. O’Leary	—	11,646	39,768	51,414
J. L. Harmening	—	9,158	16,578	25,736
J. R. Church	—	7,970	25,377	33,347
I. R. Friendly	10,899	1,014	15,309	27,222

(8)	Includes the following perquisites and other personal benefits for fiscal 2015:

PERQUISITES AND OTHER PERSONAL BENEFITS

	Personal Use of Executive Car(9)	Financial Counseling	Total
Name	($)	($)	($)
K. J. Powell	13,504	15,000	28,504
D. L. Mulligan	15,718	17,498	33,216
C. D. O’Leary	14,283	17,605	31,888
J. L. Harmening	6,941	9,645	16,586
J. R. Church	11,242	4,862	16,104
I. R. Friendly	14,172	—	14,172

(9)	Includes the annual taxable value of the vehicle according to Internal Revenue Service regulations plus the applicable Internal Revenue Service rate per mile to cover fuel and maintenance charges.

Footnotes to the Total Direct Compensation Table:

(10)	2015 includes the grant date fair value of RSUs granted as annual and long-term incentive awards for fiscal 2015 performance, calculated in accordance with FASB ASC Topic 718. There was a 14% decrease from target pay opportunity due to a 1.16 Annual Corporate Performance Rating, which was below the 1.30 to 1.50 range of Annual Corporate Performance Ratings associated with estimated median performance for the industry peer group.

The grant date fair value of each RSU granted for fiscal 2015 performance equals the closing price of our common stock on the New York Stock Exchange on the grant date ($55.72). The values shown have not been adjusted to reflect that the RSUs are subject to forfeiture.

(11)	2015 includes the estimated grant date fair value of PSUs with a three-year performance period (fiscal 2016-18) and an additional fourth year of vesting. The PSUs’ value assumes target performance over the performance period, and is consistent with the estimate of aggregate compensation cost to be recognized over the performance period determined as of the grant date under FASB ASC Topic 718, excluding the effect of estimated forfeitures.

(12)	2015 includes the grant date fair value of options granted for fiscal 2015 performance, calculated in accordance with FASB ASC Topic 718. There was a 14% decrease from target pay opportunity due to a 1.16 Annual Corporate Performance Rating, which was below the 1.30 to 1.50 range of Annual Corporate Performance Ratings associated with estimated median performance for the industry peer group.

The grant date fair value of options granted for fiscal 2015 performance equals $7.24 per share based on our Black-Scholes option pricing model. The following assumptions were used in the calculation: expected term of 8.5 years; dividend yield of 3.16% annually; dividend growth rate of 7.00% annually; a risk-free interest rate of 2.38%; and expected price volatility of 17.63%. The values shown have not been adjusted to reflect that these options are subject to forfeiture.

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The following table describes cash opportunity and stock awards granted in fiscal 2015.

Grants of Plan-Based Awards For Fiscal 2015

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards		Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock	All Other Option		Grant
Name	Grant Date	Award Type	Significantly Below Intended Performance (1.00 CPR) ($)	Superior Performance (1.80 CPR) ($)	Threshold (#)	Target (#)	Maximum (#)	Awards: Number of Shares of Stock or Units (#)	Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Date Fair Value of Stock and Option Awards ($)
K. J. Powell	6/24/2014(1)	Cash	1,428,774	2,755,492	—	—	—	—	—	—	—
	6/24/2014(2)	RSU	—	—	—	—	—	7,953	—	—	427,076
	6/24/2014(3)	PSU	—	—	14,967	29,934	44,901	—	—	—	1,607,456
	6/24/2014(4)	RSU	—	—	—	—	—	25,744	—	—	1,382,453
	6/24/2014(5)	Options	—	—	—	—	—	—	257,439	53.70	1,858,710
D. L.	6/24/2014(1)	Cash	565,334	1,090,287	—	—	—	—	—	—	—
Mulligan	6/24/2014(2)	RSU	—	—	—	—	—	3,147	—	—	168,994
	6/24/2014(4)	RSU	—	—	—	—	—	12,012	—	—	645,044
	6/24/2014(5)	Options	—	—	—	—	—	—	60,056	53.70	433,604
	6/24/2014(6)	RSU	—	—	—	—	—	13,967	—	—	750,028
C. D.	6/24/2014(1)	Cash	565,334	1,090,287	—	—	—	—	—	—	—
O’Leary	6/24/2014(2)	RSU	—	—	—	—	—	3,169	—	—	170,175
	6/24/2014(4)	RSU	—	—	—	—	—	12,012	—	—	645,044
	6/24/2014(5)	Options	—	—	—	—	—	—	60,056	53.70	433,604
	6/24/2014(6)	RSU	—	—	—	—	—	18,622	—	—	1,000,001
J. H.	6/24/2014(1)	Cash	485,100	935,550	—	—	—	—	—	—	—
Harmening	6/24/2014(2)	RSU	—	—	—	—	—	1,805	—	—	96,929
	6/24/2014(4)	RSU	—	—	—	—	—	12,012	—	—	645,044
	6/24/2014(5)	Options	—	—	—	—	—	—	60,056	53.70	433,604
J. R. Church	6/24/2014(1)	Cash	323,558	624,004	—	—	—	—	—	—	—
	6/24/2014(2)	RSU	—	—	—	—	—	1,779	—	—	95,532
	6/24/2014(4)	RSU	—	—	—	—	—	7,144	—	—	383,633
	6/24/2014(5)	Options	—	—	—	—	—	—	35,720	53.70	257,898
I. R. Friendly	6/24/2014(1)	Cash	45,962	88,641	—	—	—	—	—	—	—
	6/24/2014(2)	RSU	—	—	—	—	—	3,147	—	—	168,994
	6/24/2014(4)	RSU	—	—	—	—	—	12,012	—	—	645,044
	6/24/2014(5)	Options	—	—	—	—	—	—	60,056	53.70	433,604

(1)	Annual Incentive Awards for Fiscal 2015 Performance: Cash. Includes estimated possible payouts of the cash portion of annual incentive awards for significantly below intended performance and superior performance in fiscal 2015 under the Executive Incentive Plan. Actual payouts are described in the Summary Compensation Table.

There is a range of performance goals that corresponds to a range of compensation payouts. Significantly below intended performance payout assumes performance at the bottom end of the range in relation to the industry peer group, which translates to an Annual Corporate Performance Rating of 1.00 and an Individual Performance Rating of 1.40. Superior payout assumes superior performance, which translates to an Annual Corporate Performance Rating of 1.80 and an Individual Performance Rating of 1.50. For more information on how incentive awards are calculated based on performance ratings, see the Compensation Discussion and Analysis.

(2)	Annual Incentive Awards for Fiscal 2014 Performance: Restricted Stock Units. Includes RSUs earned in fiscal 2014 but granted in fiscal 2015 under the 2011 Stock Compensation Plan.

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(3)	Long-Term Incentive Awards: Performance Share Units. Includes PSUs that will be paid out based on a fiscal 2015-2017 performance period and an additional fourth year of vesting under the 2011 Stock Compensation Plan. Because the PSUs are awarded only if the company achieves certain three-year performance targets described in the Compensation Discussion and Analysis, the amounts disclosed may not reflect the value ultimately provided to the CEO.

(4)	Long-Term Incentive Awards: Restricted Stock Units. Includes RSUs earned in fiscal 2014 but granted in fiscal 2015 under the 2011 Stock Compensation Plan.

(5)	Long-Term Incentive Awards: Options. Includes options earned in fiscal 2014 but granted in fiscal 2015 under the 2011 Stock Compensation Plan.

(6)	Special Awards: Restricted Stock Units. Includes retention awards granted under the 2011 Stock Compensation Plan, subject to five-year cliff vesting and a minimum three-year active service requirement.

The equity awards described reflect a 14% decrease due to below median corporate performance, as expressed in the fiscal 2014 Annual Corporate Performance Rating. Information on other terms of these awards are described under “Elements of Total Direct Compensation” in the Compensation Discussion and Analysis. See Potential Payments Upon Termination or Change in Control for a discussion of how equity awards are treated under various termination scenarios.

The following table summarizes the outstanding equity awards as of May 31, 2015 for each of the NEOs.

Outstanding Equity Awards at 2015 Fiscal Year End

			Option Awards(2)				Stock Awards(2)
			Number of Securities Underlying Unexercised Options		Option		Number of Shares or Units of Stock That	Market Value of Shares or Units of Stock That	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That
			(#)		Exercise	Option	Have Not	Have Not	Have Not	Have Not
Name	Vesting Date(1)		Exercisable	Unexercisable	Price ($)	Expiration Date	Vested (#)	Vested(3) ($)	Vested(4) (#)	Vested(3) ($)
K. J. Powell	6/28/2015		—	—	—	—	13,394	752,073	—	—
	6/28/2015		—	—	—	—	71,505	4,015,006	—	—
	4/26/2016	*	—	—	—	—	4,546	255,258	—	—
	6/26/2016		—	—	—	—	11,602	651,452	—	—
	6/26/2016		—	—	—	—	64,050	3,596,408	—	—
	6/25/2017		—	—	—	—	14,212	798,004	—	—
	6/25/2017		—	—	—	—	58,986	3,312,064	—	—
	6/24/2018		—	—			25,744	1,445,526	—	—
	6/24/2018		—	—			7,953	446,561	—	—
	6/24/2018		—	—					29,934	1,680,794
	6/26/2010		312,500	—	25.63	7/26/2016	—	—	—	—
	6/25/2011		325,000	—	29.40	7/25/2017	—	—	—	—
	6/23/2012		483,788	—	31.70	7/23/2018	—	—	—	—
	6/29/2013		536,612	—	27.92	7/29/2019	—	—	—	—
	6/28/2014		457,340	—	37.40	7/28/2020	—	—	—	—
	6/28/2015		—	357,525	37.21	7/28/2021	—	—	—	—
	6/26/2016		—	320,249	38.15	7/26/2022	—	—	—	—
	6/25/2017		—	294,926	48.33	7/25/2023	—	—	—	—
	6/24/2018		—	257,439	53.70	7/24/2024	—	—	—	—

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			Option Awards(2)				Stock Awards(2)
			Number of Securities Underlying Unexercised Options		Option		Number of Shares or Units of Stock That	Market Value of Shares or Units of Stock That	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That
			(#)		Exercise	Option	Have Not	Have Not	Have Not	Have Not
Name	Vesting Date(1)		Exercisable	Unexercisable	Price ($)	Expiration Date	Vested (#)	Vested(3) ($)	Vested(4) (#)	Vested(3) ($)
D. L.	6/28/2015		—	—	—	—	4,943	277,549	—	—
Mulligan	6/28/2015		—	—	—	—	19,753	1,109,131	—	—
	4/26/2016	*	—	—	—	—	4,546	255,258	—	—
	6/26/2016		—	—	—	—	4,433	248,913	—	—
	6/26/2016		—	—	—	—	17,694	993,518	—	—
	6/25/2017		—	—	—	—	5,778	324,435	—	—
	6/25/2017		—	—	—	—	16,295	914,964	—	—
	6/24/2018		—	—	—	—	3,147	176,704	—	—
	6/24/2018		—	—	—	—	12,012	674,474	—	—
	6/24/2019	*	—	—	—	—	13,967	784,247	—	—
	6/25/2011		62,400	—	29.40	7/25/2017	—	—	—	—
	6/23/2012		108,840	—	31.70	7/23/2018	—	—	—	—
	6/29/2013		120,722	—	27.92	7/29/2019	—	—	—	—
	6/28/2014		126,337	—	37.40	7/28/2020	—	—	—	—
	6/28/2015		—	98,764	37.21	7/28/2021	—	—	—	—
	6/26/2016		—	88,467	38.15	7/26/2022	—	—	—	—
	6/25/2017		—	81,471	48.33	7/25/2023	—	—	—	—
	6/24/2018		—	60,056	53.70	7/24/2024	—	—	—	—
C. D.	6/28/2015		—	—	—	—	4,940	277,381	—	—
O’Leary	6/28/2015		—	—	—	—	19,753	1,109,131	—	—
	4/26/2016	*	—	—	—	—	4,546	255,258	—	—
	6/26/2016		—	—	—	—	4,523	253,966	—	—
	6/26/2016		—	—	—	—	17,694	993,518	—	—
	6/25/2017		—	—	—	—	5,701	320,111	—	—
	6/25/2017		—	—	—	—	16,295	914,964	—	—
	6/24/2018		—	—	—	—	12,012	674,474	—	—
	6/24/2018		—	—	—	—	3,169	177,939	—	—
	6/24/2019	*	—	—	—	—	18,622	1,045,625	—	—
	6/26/2010		187,500	—	25.63	7/26/2016	—	—	—	—
	6/25/2011		195,000	—	29.40	7/25/2017	—	—	—	—
	6/23/2012		126,976	—	31.70	7/23/2018	—	—	—	—
	6/29/2013		140,840	—	27.92	7/29/2019	—	—	—	—
	6/28/2014		126,337	—	37.40	7/28/2020	—	—	—	—
	6/28/2015		—	98,764	37.21	7/28/2021	—	—	—	—
	6/26/2016		—	88,467	38.15	7/26/2022	—	—	—	—
	6/25/2017		—	81,471	48.33	7/25/2023	—	—	—	—
	6/24/2018		—	60,056	53.70	7/24/2024	—	—	—	—

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			Option Awards(2)				Stock Awards(2)
			Number of Securities Underlying Unexercised Options		Option		Number of Shares or Units of Stock That	Market Value of Shares or Units of Stock That	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That
			(#)		Exercise	Option	Have Not	Have Not	Have Not	Have Not
Name	Vesting Date(1)		Exercisable	Unexercisable	Price ($)	Expiration Date	Vested (#)	Vested(3) ($)	Vested(4) (#)	Vested(3) ($)
J. L.	6/28/2015		—	—	—	—	8,830	495,805	—	—
Harmening	6/28/2015		—	—	—	—	1,706	95,792	—	—
	4/1/2016	*	—	—	—	—	4,810	270,082	—	—
	6/26/2016		—	—	—	—	1,997	112,132	—	—
	6/26/2016		—	—	—	—	9,462	531,291	—	—
	7/16/2017	*	—	—	—	—	15,000	842,250	—	—
	6/25/2017		—	—	—	—	1,013	56,880	—	—
	6/25/2017		—	—	—	—	7,580	425,617	—	—
	6/24/2018		—	—	—	—	1,805	101,351	—	—
	6/24/2018		—	—	—	—	12,012	674,474	—	—
	6/25/2011		33,150	—	29.40	7/25/2017	—	—	—	—
	6/23/2012		55,260	—	31.70	7/23/2018	—	—	—	—
	6/29/2013		61,294	—	27.92	7/29/2019	—	—	—	—
	6/28/2014		45,397	—	37.40	7/28/2020	—	—	—	—
	6/28/2015		—	44,147	37.21	7/28/2021	—	—	—	—
	6/26/2016		—	47,306	38.15	7/26/2022	—	—	—	—
	6/25/2017		—	37,895	48.33	7/25/2023	—	—	—	—
	6/24/2018		—	60,056	53.70	7/24/2024	—	—	—	—
J. R. Church	6/28/2015		—	—	—	—	2,342	131,503	—	—
	6/28/2015		—	—	—	—	10,563	593,112	—	—
	4/26/2016	*	—	—	—	—	4,546	255,258	—	—
	6/26/2016		—	—	—	—	9,462	531,291	—	—
	6/26/2016		—	—	—	—	2,171	121,902	—	—
	6/25/2017		—	—	—	—	2,737	153,683	—	—
	6/25/2017		—	—	—	—	8,714	489,291	—	—
	6/24/2018		—	—	—	—	1,779	99,891	—	—
	6/24/2018		—	—	—	—	7,144	401,136	—	—
	6/29/2013		76,248	—	27.92	7/29/2019	—	—	—	—
	6/28/2014		67,557	—	37.40	7/28/2020	—	—	—	—
	6/28/2015		—	52,812	37.21	7/28/2021	—	—	—	—
	6/26/2016		—	47,306	38.15	7/26/2022	—	—	—	—
	6/25/2017		—	43,565	48.33	7/25/2023	—	—	—	—
	6/24/2018		—	35,720	53.70	7/24/2024	—	—	—	—
I. R. Friendly	6/25/2011		195,000	—	29.40	7/25/2017	—	—	—	—
	6/23/2012		126,976	—	31.70	7/23/2018	—	—	—	—
	6/29/2013		140,840	—	27.92	7/29/2019	—	—	—	—
	6/28/2014		126,337	—	37.40	7/28/2020	—	—	—	—
	6/28/2015		—	98,764	37.21	7/28/2021	—	—	—	—
	6/26/2016		—	88,467	38.15	7/26/2022	—	—	—	—
	6/25/2017		—	81,471	48.33	7/25/2023	—	—	—	—
	6/24/2018		—	60,056	53.70	7/24/2024	—	—	—	—

(1)	Options and RSUs vest 100% four years after the grant date, except that the asterisked awards (*) vest 100% five years after the grant date, subject to a three-year minimum active service requirement. PSUs vest four years after the grant date, to the extent they are earned based on a three-year performance period.

(2)	Excludes incentive awards earned in fiscal 2015 but granted in fiscal 2016.

(3)	Market value of unvested RSUs and PSUs equals the closing price of our common stock on the New York Stock Exchange at fiscal year end ($56.15) multiplied by the number of units.

(4)	Includes PSUs for the fiscal 2015-2017 performance period at the target award level.

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The following table summarizes the option awards exercised and RSUs vested during fiscal 2015 for each of the NEOs.

Option Exercises and Stock Vested For Fiscal 2015

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise(1) ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(2) ($)
K. J. Powell	206,250	5,982,281	110,941	5,803,324
D. L. Mulligan	60,000	1,858,200	32,358	1,692,647
C. D. O’Leary	—	—	31,898	2,798,184
J. L. Harmening	30,876	878,422	11,921	623,588
J. R. Church	12,375	364,815	37,494	2,044,711
I. R. Friendly(3)	—	—	140,383	7,371,905

(1)	Value realized equals the market price of our common stock on the New York Stock Exchange at exercise, less the exercise price, multiplied by the number of shares exercised.

(2)	Value realized equals the closing price of our common stock on the New York Stock Exchange on the vesting date multiplied by the RSUs vested.

(3)	Stock awards include 108,170 RSUs (value at vest of $5,686,843) that accelerated upon Mr. Friendly’s departure. Mr. Friendly deferred all but 4,546 of the shares acquired on vesting of his stock awards. For more information on the terms of deferral, see Nonqualified Deferred Compensation.

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Pension Benefits

The company maintains two defined benefit pension plans that include NEOs:

•	The General Mills Pension Plan (Pension Plan) is a tax-qualified plan available generally to non-union employees in the United States that provides benefits based on a formula that yields an annual amount payable over the participant’s life.

•	The Supplemental Retirement Plan of General Mills, Inc. (Supplemental Retirement Plan) provides benefits based on the Pension Plan formula in excess of the Internal Revenue Code limits placed on annual benefit amounts and annual compensation under the Pension Plan. The Supplemental Retirement Plan also provides benefits based on the Pension Plan formula that is attributable to deferred compensation.

The following table shows present value of accumulated benefits that NEOs are entitled to under the Pension Plan and Supplemental Retirement Plan.

		Number of Years	Present Value of	Payments During
		Credited Service(1)	Accumulated Benefit(2)	Last Fiscal Year(3)
Name	Plan Name	(#)	($)	($)
K. J. Powell(4)	Pension Plan	35.7823	1,654,059	—
	Supplemental Retirement Plan	35.7823	25,577,372	—
D. L. Mulligan(6)	Pension Plan	16.7500	696,064	—
	Supplemental Retirement Plan	16.7500	4,085,069	—
C. D. O’Leary(4)	Pension Plan	17.5000	782,924	—
	Supplemental Retirement Plan	17.5000	4,653,679	—
J. L. Harmening(5)	Pension Plan	20.8710	676,099	—
	Supplemental Retirement Plan	20.8710	1,539,647	—
J. R. Church(6)	Pension Plan	26.8334	896,128	—
	Supplemental Retirement Plan	26.8334	2,801,947	—
I. R. Friendly(7)	Pension Plan	31.0694	1,204,747	—
	Supplemental Retirement Plan	31.0694	7,346,035	—

(1)	Number of years of credited service equals number of years of actual service.

(2)	Actuarial present value is based on assumptions and methods used to calculate the benefit obligation under standards established by the Financial Accounting Standards Board, including:

• Discount rate equal to 4.40% as of the end of fiscal 2015;

• Mortality rates based on the RP2014 Mortality Table with White Collar adjustment, and MP2014 generational projection;

• Single life annuity payments;

• Age 62 (unreduced benefit retirement age), discounted to current age; and

• No pre-retirement decrements or future increases in pay, service or legislated limits.

(3)	In accordance with Section 409A of the Internal Revenue Code, “key employees,” including the named executive officers, must wait six months from their termination date to begin payment of any Supplemental Retirement Plan benefit accrued after December 31, 2004 and to receive a distribution of their Supplemental Savings Plan account.

(4)	NEO is eligible for early retirement under both the Pension Plan and the Supplemental Retirement Plan.

(5)	NEO is not eligible for early retirement.

(6)	NEO is not eligible for early retirement but currently qualifies for enhanced early retirement reductions under the “Rule of 70,” as described in this section, under both the Pension Plan and the Supplemental Retirement Plan.

(7)	NEO departed effective June 30, 2014.

The Pension Plan and Supplemental Retirement Plan formulas provide an annual benefit amount equal to 50% of Final Average Earnings less 50% of the Social Security benefit, prorated for benefit service of less than 30 years, as discussed in this section. Final Average Earnings are the greater of (a) average of the highest five full calendar years of compensation recognized under the Plans, and (b) amount in (a) increased by compensation in the partial year of termination and decreased by the same ratio of compensation for lowest year in average. The Supplemental Retirement Plan formula replaces (b) with the final 60 months of compensation. Final Average Earnings generally approximate the salary and non-equity incentive plan compensation reported in the Summary

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Compensation Table plus the value of the restricted stock unit portion of annual incentive awards that vest during a measurement period. Other restricted stock unit awards and long-term incentive awards are not included in compensation for these purposes.

Early retirement benefits are available after attaining age 55 and five years of eligibility service. The Final Average Earnings portion of the benefit calculation is reduced by 2% per year for the first three years and by 4% per year for each year thereafter by which commencement precedes age 62. The Social Security offset portion of the benefit calculation is reduced by 5/9% for each of the first 36 months by which commencement precedes age 65. In addition, a temporary early retirement supplement equal to the reduced social security benefit is payable to age 62. This social security supplement is not available to those hired after January 1, 2005 or to those under the age of 50 as of June 1, 2012.

Employees that terminate prior to early retirement eligibility and whose age plus years of eligibility service is greater than or equal to 70 at termination (“Rule of 70”), can commence retirement benefits as early as age 55 with early commencement reductions that are somewhat less favorable than those eligible for early retirement. Other terminations that occur prior to early retirement or Rule of 70 eligibility are eligible to commence benefits as early as age 55 with reductions that are closer to actuarial equivalence.

The Supplemental Retirement Plan provides additional supplemental pension benefits to involuntarily terminated participants in the Executive Incentive Plan if the sum of their current age and years of service equals or exceeds 75, and they are not retirement eligible. They receive a supplemental retirement benefit equal to the difference between their vested deferred pension benefit and a benefit determined under the early retirement provisions of the Pension Plan.

All distributions under the Pension Plan and Supplemental Retirement Plan are payable in cash. There are no provisions in either Plan that allow for additional years of service above the service actually earned by a participant.

The normal form of payment under the Pension Plan for unmarried participants is a “Single Life Pension,” which provides for monthly payments for the participant’s lifetime, and for married participants, a “Joint and 50% to Survivor Pension,” which provide for monthly payments for the participant’s lifetime and, after the participant’s death, to the participant’s designated joint pensioner for his or her lifetime in 50% of the amount. Additional forms of payment are a “Joint and 75% to Survivor Pension” and a “Joint and 100% to Survivor Pension,” which provide for monthly payments for the participant’s lifetime and, after the participant’s death, to the participant’s designated joint pensioner for his or her lifetime in 75% or 100% of the same amount, respectively, and a “Life Annuity with Ten Year Certain,” which provides for a pension payable for the participant’s lifetime, provided that if the participant dies before 120 monthly pension payments have been made, monthly payments will continue to the participant’s beneficiary until a total of 120 payments have been made.

The normal form of payment under the Supplemental Retirement Plan for unmarried participants is a “Single Life Pension,” and for married participants, a “Joint and 100% to Survivor Pension.” A “Joint and 50% to Survivor Pension” is also available.

Other Retirement Savings Plans

In addition to the Pension Plan and Supplemental Retirement Plan (both defined benefit plans), the company also offers the General Mills 401(k) Plan (401(k) Plan), a qualified plan available generally to employees in the United States, and the Supplemental Savings Plan of General Mills, Inc. (Supplemental Savings Plan), a non-qualified plan. The 401(k) Plan provides for participant contributions, together with a company match. For the NEOs and other U.S. salaried employees hired before June 1, 2013, participant contributions to the 401(k) Plan can be matched up to 6% of earnable compensation subject to Internal Revenue Code limits. The company match has fixed and variable components. The fixed match is 50% on the first 6% of pay. In addition, the company at its discretion may add up to another 50% on the first 6% of pay after the close of each fiscal year, as an annual variable match. Company contributions that cannot be deposited in the 401(k) Plan due to deferred compensation or federal limitations on contributions to qualified plans are credited to the Supplemental Savings Plan for eligible participants. U.S. salaried employees hired on or after June 1, 2013 receive enhanced retirement benefits through the 401(k) Plan and the Supplemental Savings Plan, instead of participating in the Pension Plan and Supplemental Retirement Plan.

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The contributions to the 401(k) Plan and Supplemental Savings Plan for the NEOs for fiscal 2015 are reported in the Summary Compensation Table and reflect 50% of the maximum annual contribution available. This contribution was granted to eligible 401(k) Plan participants in light of the company’s fiscal 2015 performance. Distributions from the 401(k) Plan are permitted upon the earlier of termination or age 59.5. Distributions from the Supplemental Savings Plan are made in the calendar year following termination.

Nonqualified Deferred Compensation

Our Deferred Compensation Plan is a non-qualified plan that provides most of our executives, including the NEOs, with the opportunity to defer up to 50% of base salary, 90% of cash incentives and 100% of restricted stock units. The CEO can defer up to 100% of his base salary, less tax withholding.

Participants’ deferred cash accounts earn a daily rate of return that tracks the investment return achieved under participant-selected investment funds, all of which are offered to participants in our 401(k) Plan. Here are the investment funds that were available for the full fiscal year and their rates of return for fiscal 2015: Stable Value Fund (1.1%), Core Bond Fund (3.1%), Diversified U.S. Equity Fund (12.0%), Growth Equity Fund (14.8%), S&P 500 Index Fund (11.8%), Small & Midcap Fund (14.7%), Value Equity Fund (8.2%), Company Stock Fund (5.4%), International Developed Markets Fund (2.3%), International Emerging Markets Fund (-5.3%) and Multi-Asset Class Fund (4.3%).

Participants are able to change their investment mix on a daily basis. Stock units in participants’ deferred stock accounts earn dividend equivalents equal to regular dividends paid on our common stock. These dividend equivalents are credited to the accounts or paid out to the participants. Dividend equivalents credited to each account are used to “purchase” additional stock units for the account at a price equal to the closing price of our common stock on the New York Stock Exchange on the dividend payment date.

We credit deferred accounts with additional stock units, as applicable, equal to the value of the contributions that we would have otherwise made to the participants’ 401(k) Plan and Supplemental Savings Plan accounts if the participants had not deferred compensation.

At the time of the deferral election, participants must also select a distribution date and form of distribution. Participants must start receiving distributions from deferred accounts no later than age 70. Furthermore, in the case of deferred cash, participants may not receive distributions for at least one year following the date on which the cash otherwise would have been paid out. In the case of deferred equity awards, participants may not receive shares of common stock in place of stock units for at least one year following the vesting date of the award. Participants may elect to receive distributions in a single payment or up to ten annual installments.

	Executive	Registrant		Aggregate
	Contributions in	Contributions	Aggregate	Withdrawals/	Aggregate Balance
	Last FY(1)	in Last FY(2)	Earnings in Last FY	Distributions(3)	at Last FYE
Name	($)	($)	($)	($)	($)
K. J. Powell	406,269	—	91,215	682,240	1,647,535
D. L. Mulligan	656,694	—	440,448	449,887	5,587,014
C. D. O’Leary	1,918,698	—	100,175	—	3,308,041
J. L. Harmening	—	—	89,090	—	2,113,892
J. R. Church	—	—	—	—	—
I. R. Friendly	7,639,778	10,899	1,452,655	753,543	20,467,161

(1)	Includes contributions that have been disclosed as part of base salary for fiscal 2015 and part of non-equity incentive awards for fiscal 2014 in the Summary Compensation Table. Non-equity incentive awards reported in the Summary Compensation Table are deferred after fiscal year end and do not appear in this column until the following year.

(2)	All of the company’s fixed contributions for the NEOs are included in their fiscal 2015 compensation in the Summary Compensation Table. The variable contributions reported in the Summary Compensation Table occur after fiscal year end and do not appear in this column until the following year.

(3)	Includes dividends distributed on deferred stock units, in addition to any other withdrawals and distributions.

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Potential Payments Upon Termination or Change in Control

Payments and benefits received by the NEOs upon termination are governed by the arrangements described below and quantified at the end of this section. We have estimated the amounts involved assuming that the termination became effective as of the last business day of fiscal 2015. The actual amounts to be paid out can only be determined at the time of the NEO’s departure from the company.

Pension Plan and Supplemental Retirement Plan

NEOs who are terminated for any reason receive their vested benefits under the Pension Plan and Supplemental Retirement Plan as outlined in the Pension Benefits section.

Deferred Compensation Plan

NEOs who are terminated for any reason receive contributions and accumulated earnings as outlined in the Nonqualified Deferred Compensation section. Amounts are paid in accordance with the distribution date and form of distribution elected by the NEO at time of deferral.

Executive Survivor Income Plan

In the event that an NEO dies, his or her surviving spouse, or dependents if there is no surviving spouse, receive a monthly benefit equal to a percentage of the NEO’s final average earnings under the Pension Plan (1/12 of 25% for spouses or 1/12 of 12.5% divided equally among dependents) less benefits that are payable from the company’s retirement plans. Benefits continue until the spouse’s death or until the dependents no longer satisfy certain eligibility requirements. The benefit valuation at the end of this section assumes the NEO dies at the end of the fiscal year, and payments are made to a surviving spouse. No new participants have been accepted into the Executive Survivor Income Plan since September 1, 2000.

Stock Compensation Plans

Unvested equity awards granted to the NEOs are generally treated as follows:

Nature of Termination	RSUs	PSUs	Stock Options
Voluntary	Forfeit	Forfeit	Forfeit
Involuntary for Cause	Forfeit	Forfeit	Forfeit
Involuntary without Cause where Age + Years of Service < 70 years	Fully vest	Vest based on actual performance	Fully vest, exercisable for shorter of remainder of option term or one year
Involuntary without Cause where Age + Years of Service ≥ 70 years	Fully vest	Vest based on actual performance	Normal vesting continues, exercisable for remainder of option term
Retirement — Normal and Early	Fully vest	Within 12 months of grant: pro rata vesting based on actual performance After 12 months: vest based on actual performance	Normal vesting continues, exercisable for remainder of option term
Death	Fully vest	Vest based on actual performance	Fully vest, exercisable for remainder of option term
Change in Control	Double-trigger vesting	Double-trigger vesting	Subject to double-trigger vesting and then exercisable for one year

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For double-trigger vesting: (1) the change in control must be consummated and (2) the participant must be involuntarily terminated other than for cause, or must voluntarily terminate with good reason, within two years of the change in control.

Health Benefits

The NEOs qualify for retiree medical benefits available to the rest of our salaried employees in the United States. If an NEO is involuntarily terminated or terminated in connection with a change in control, he or she can receive medical coverage for up to two years under the Severance Plan described below. This coverage is the same as all other salaried employees would receive if involuntarily terminated, and as a result, is not included in the values at the end of this section.

Executive Separation Pay and Benefits Program

The General Mills Separation Pay and Benefits Program for Officers (the Severance Plan) establishes the severance payments and benefits for all corporate executives, including the NEOs. The Severance Plan is intended to attract and retain NEOs and to promote orderly succession for key roles, particularly during the critical period surrounding a change in control when they are needed to minimize disruption to the business and to reassure shareholders and other stakeholders. This Plan is in lieu of employment contracts, which we do not have with any NEO.

For the NEOs, the Severance Plan provides a two-year continuation of base salary, average bonus, health benefits, life insurance and outplacement assistance following an involuntary termination other than for cause, death or disability. The Severance Plan also provides for a pro-rated bonus in the year of termination based on actual results for the year. Base salary and bonus continuation payments are made monthly over two years. Medical and dental benefits are maintained by the company for two years.

In the event of a change in control and either (i) an involuntary termination other than for cause, death or disability or (ii) voluntary termination for good reason within two years after a change in control, select senior executives, including each NEO, will receive a lump sum payment equal to two years of base salary and average bonus payable within 30 days of termination, in addition to the other benefits described above. Average bonus includes bonus paid for each of the last three full fiscal years, or for such lesser number of years of employment.

Executives who are eligible for change in control payments will not receive excise tax gross-ups on those payments to the extent they are subject to excise taxes under Internal Revenue Code Section 4999. Instead, change in control payments will be subject to a “net best” provision, whereby the NEOs will receive either the original amount of the payment or a reduced amount, depending on which will provide them a greater after-tax benefit.

As a condition of receiving benefits under the Severance Plan, the NEOs are required to sign a separation agreement containing a general release and confidentiality, cooperation with litigation, non-disparagement, non-competition and non-solicitation provisions.

For the purposes of the Severance Plan, “change in control” includes:

•	Certain acquisitions of 20% or more of the voting power of securities entitled to vote in the election of directors;

•	Changes in a majority of the incumbent directors (incumbent directors include directors approved by a majority of the incumbents);

•	Certain reorganizations, mergers, asset sales or other transactions that result in existing shareholders owning less than 60% of the company’s outstanding voting securities; or

•	A complete liquidation of the company.

“Cause” includes:

•	Conviction of, or plea of guilty or no contest with respect to, a felony;

•	Improper disclosure of proprietary information or trade secrets of the company and its affiliates;

•	Willful failure to perform, or negligent performance of, employment duties;

•	Falsification of any records or documents of the company and its affiliates;

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•	Willful misconduct, misappropriation, breach of fiduciary duty, fraud, or embezzlement with regard to the company and its affiliates;

•	Violation of any employment rules, policies or procedures of the company and its affiliates; or

•	Intentional or gross misconduct that injures the business or reputation of the company and its affiliates.

“Good reason” includes:

•	Material diminishment of the executive’s position, authority, duties or responsibilities;

•	Decrease in base salary, annual bonus and/or long-term incentive opportunity;

•	Certain required relocations; or

•	Failure to bind successors to the Severance Plan.

Payments and Benefits as of the Last Business Day of Fiscal 2015

The payments and benefits for the NEOs under each termination scenario are outlined below. Perquisites and other personal benefits are valued on the basis of their aggregate incremental cost to the company.

TERMINATION AND CHANGE IN CONTROL PAYMENTS AND BENEFITS

Change in Control
		Involuntary Not For		under Severance
Benefit or Payment	Retirement	Cause Termination	Death	Plan
Prorated Bonus	Yes	Yes	Yes	Yes
Accrued Vacation Pay	Yes	Yes	Yes	Yes
Deferred Compensation Plan Contributions and Earnings	Yes	Yes	Yes	Yes
Vested Benefits in the Pension Plan and Supplemental Retirement Plan(1)	Yes	Yes	Yes	Yes
Vesting of Unvested RSUs(2)	Immediate	Immediate	Immediate	Double Trigger
Vesting of Unvested PSUs(3)	Performance Period + One Year	Performance Period + One Year	Performance Period + One Year	Double Trigger
Vesting of Unvested Stock Options(4)	Continued	Rule of 70	Immediate	Double Trigger
Medical and Life Insurance Benefits(5)	General Plan	Continued 2 yrs	No	Continued 2 yrs
Spouse/Dependent Medical Benefits(5)	General Plan	Continued 2 yrs	No	Continued 2 yrs
Pay Continuance	No	2 Years’ Salary & Bonus	No	2 Years’ Salary & Bonus
Additional Pension Benefit(6)	No	Rule of 75/Age 55+	No	Rule of 75/Age 55+
Outplacement Assistance	No	Yes	No	Yes
Financial Counseling(7)	Yes	Rule of 70	Yes	Rule of 70
Company Car Purchase Option	Yes	Yes	No	No
Executive Survivor Income Plan(8)	No	No	Yes	No
Office Space and Administrative Assistant	CEO Only	No	No	No

(1)	None of the NEOs except Mr. Powell and Mr. O’Leary were eligible for early retirement as of the last business day of fiscal 2015.

(2)	For vesting of unvested RSUs, the values included in the table at the end of this section are based on the number of RSUs that would have vested if termination occurred on the last business day of fiscal 2015, multiplied by the closing price of our common stock on the New York Stock Exchange as of that date ($56.15).

(3)	For vesting of unvested PSUs, the values included in the table at the end of this section are based on the number of PSUs that would have vested if termination occurred on the last business day of fiscal 2015, assuming target performance, multiplied by the closing price of our common stock on the New York Stock Exchange as of that date ($56.15).

(4)	For vesting of unvested stock options, the values included in the table at the end of this section are based on the number of options that would have vested if termination occurred on the last business day of fiscal 2015, multiplied by the difference between the exercise price and the closing price of our common stock on the New York Stock Exchange as of that date ($56.15).

(5)	The NEOs qualify for retiree medical benefits available to the rest of our salaried employees in the United States. Executives receive up to two years’ continued coverage and life insurance benefits if they are involuntarily terminated or terminated in connection with a change in control.

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(6)	Under the Rule of 75, if the sum of an NEO’s age and years of service is equal to or exceeds 75 and the officer is involuntarily terminated before early retirement eligibility, he or she receives a supplemental retirement benefit equal to the difference between the officer’s vested deferred pension benefit and a benefit determined under the early retirement provisions of the Pension Plan. Mr. Church was eligible for this benefit.

(7)	One year of financial counseling is available if the NEO is retirement eligible, or in cases of involuntary termination or a change in control, if the NEO’s age plus years of service is equal to or exceeds 70. Mr. Powell, Mr. Mulligan, Mr. O’Leary and Mr. Church qualified as of the last business day of fiscal 2015. One year of financial counseling is also available to an NEO’s spouse upon the officer’s death, whether or not the officer was retirement eligible.

(8)	No new participants have been accepted into the Executive Survivor Income Plan since September 1, 2000. Mr. Powell and Mr. O’Leary participate in the Plan, though executives such as Mr. Powell, who are early retirement eligible with long service, have de minimis benefits.

The following table outlines the value of payments and benefits that the NEOs except Mr. Friendly would receive under various termination scenarios as of the last business day of fiscal 2015, excluding any prorated bonus, accrued vacation pay, Deferred Compensation Plan contributions and earnings, and vested benefits in the Pension Plan and Supplemental Retirement Plan:

		Involuntary Not For		Change
	Retirement	Cause Termination	Death	in Control
Name	($)	($)	($)	($)
K. J. Powell	17,915,245	23,191,472	33,642,754	39,820,849
D. L. Mulligan	—	9,068,439	10,403,036	13,315,676
C. D. O’Leary	6,426,928	9,342,815	11,209,420	13,590,052
J. L. Harmening	—	7,858,939	6,000,458	7,858,939
J. R. Church	—	5,588,054	5,270,132	7,868,014

On June 30, 2014, Ian Friendly, our former Executive Vice President; Chief Operating Officer, U.S. Retail, left the company and qualified for the following severance payments and benefits, which are valued on the basis described above:

He received a two-year continuation of base salary and average bonus totaling $2,696,575 under the Severance Plan. The portion paid to Mr. Friendly in fiscal 2015 is included in the Summary Compensation Table. Vesting accelerated on 108,170 RSUs worth $5,686,843 at the time of separation, and his outstanding options will continue to vest. The company granted Mr. Friendly a financial counseling allowance of $16,000 and outplacement assistance valued at $44,000. Starting at age 55, Mr. Friendly also will receive a supplemental retirement benefit payable in monthly installments over his lifetime, with an actuarial present value equal to $7,346,035. These payments represent the difference between his vested deferred pension benefit and a benefit determined under the early retirement provisions of the Pension Plan.

He will also receive his prorated bonus, accrued vacation pay, Deferred Compensation Plan contributions and earnings, vested benefits in the Pension Plan and Supplemental Retirement Plan, and retiree medical benefits available to the rest of our salaried employees in the U.S.

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PROPOSAL NUMBER 3	RATIFY APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee is responsible for the selection, retention, oversight, evaluation, and compensation of the independent registered public accounting firm. The audit committee has appointed KPMG LLP (KPMG) to serve as our independent registered public accounting firm for fiscal 2016. KPMG has served as the company’s independent registered public accounting firm since 1928.

The audit committee annually reviews KPMG’s qualifications, performance and independence in making its decision whether to engage KPMG. The audit committee considers a number of factors, including:

•	Recent and historical audit performance, including the results of a management survey concerning KPMG’s service;

•	The relevant experience, expertise and capabilities of KPMG and the audit engagement team in relation to the nature and complexity of our business;

•	A review of the firm’s independence and internal quality controls;

•	Any legal or regulatory proceedings that raise concerns about KPMG’s qualifications or ability to continue to serve as our independent registered public accounting firm, including reports, findings and recommendations of the Public Company Accounting Oversight Board;

•	The appropriateness of KPMG’s fees for audit and non-audit services; and

•	The length of time that KPMG has served as our independent registered public accounting firm, the benefits of maintaining a long-term relationship, and controls and policies for ensuring that KPMG remains independent.

In accordance with SEC rules and company policies, our lead engagement partner is limited to a maximum of five years of service in that capacity. In order to select the lead engagement partner, management meets with each candidate for the role and then reviews and discusses the candidates with the chair of the audit committee, who meets with selected candidates and approves the lead engagement partner.

Based on its annual review, the audit committee believes that the retention of KPMG as our independent registered public accounting firm is in the best interests of our company and its shareholders. We are asking shareholders to ratify the selection of KPMG for fiscal 2016. If shareholders do not ratify the appointment of KPMG, the audit committee will reconsider its selection, but it retains sole responsibility for appointing and terminating our independent registered public accounting firm.

Representatives from KPMG will attend the 2015 Annual Meeting and will have the opportunity to make a statement and answer questions.

The board of directors unanimously recommends a vote FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for fiscal 2016.

Independent Registered Public Accounting Firm Fees

The following table shows aggregate fees paid to KPMG in connection with the audits for fiscal years ended May 31, 2015 and May 25, 2014.

	Fiscal Year
(In thousands)	2015	2014
Audit Fees	$7,645	$7,695
Audit-Related Fees(1)	1,252	355
Tax Fees(2)	1,776	1,001
All Other Fees(3)	—	34
TOTAL FEES	$10,673	$9,085

(1)	Includes audit services for benefit plans and the General Mills Foundation, and due diligence services.

(2)	Includes tax structure services, transfer pricing studies, planning and compliance filings.

(3)	Includes services related to enterprise risk management.

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The audit committee has determined that performance of the services described in the table is compatible with maintaining the independence of KPMG.

The audit committee has a formal policy concerning approval of all services to be provided by KPMG, including audit, audit-related, tax and other services. The policy requires that all services KPMG may provide to us be pre-approved by the audit committee. The chair of the audit committee has the authority to pre-approve permitted services that require action between regular audit committee meetings, provided the chair reports to the full audit committee at the next regular meeting. The audit committee approved all services provided by KPMG during fiscal years 2014 and 2015.

Audit Committee Report

The audit committee of the board of directors consists of the six non-employee directors named below this report. Each member of the audit committee is an independent director under our guidelines and as defined by New York Stock Exchange listing standards and SEC regulations for audit committee membership.

In addition, the board of directors has unanimously determined that Mr. Cordani, Mr. Gilmartin, Ms. Miller, Ms. Ochoa-Brillembourg and Mr. Ryan each qualify as “audit committee financial experts” within the meaning of SEC regulations and have accounting or related financial management expertise within the meaning of New York Stock Exchange listing standards. The board of directors has also unanimously determined that all audit committee members are financially literate within the meaning of the New York Stock Exchange listing standards.

The audit committee, which operates according to its charter, is primarily responsible for oversight of our financial statements and internal controls; assessing and ensuring the independence, qualifications and performance of the independent registered public accounting firm; approving the independent registered public accounting firm’s services and fees; reviewing our risk assessment process and ethical, legal and regulatory compliance programs; and reviewing and approving our annual audited financial statements before issuance, subject to the board of directors’ approval. The audit committee’s charter may be found on our website at www.generalmills.com in the Investors section under “Corporate Governance.”

The following is the report of the audit committee with respect to our audited financial statements for the fiscal year ended May 31, 2015.

The audit committee has reviewed and discussed the company’s audited financial statements for the fiscal year ended May 31, 2015 with management and KPMG LLP, the company’s independent registered public accounting firm, with and without management present. In connection with that review, the audit committee considered and discussed the quality of the company’s financial reporting and disclosures, management’s assessment of the company’s internal control over financial reporting and KPMG’s evaluation of the company’s internal control over financial reporting.

The audit committee has reviewed with KPMG the matters required to be presented and communicated to the audit committee by Auditing Standard No. 16, as adopted by the Public Company Accounting Oversight Board. This review included a discussion with management and the independent registered public accounting firm of the quality, and not just the acceptability, of the company’s accounting principles, the reasonableness of significant estimates and judgments, and the disclosures in the company’s consolidated financial statements, including the disclosures relating to critical accounting policies.

In addition, the audit committee has discussed with KPMG its independence from management and the company, as well as the matters in the written disclosures and the letter received from KPMG required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the audit committee concerning independence. In addition, the audit committee has reviewed all fees paid to KPMG during the fiscal year and has considered the compatibility of KPMG’s performance of non-audit services, including the tax planning services described above, with the maintenance of KPMG’s independence as the company’s independent registered public accounting firm.

Based on the audit committee’s review and discussions referred to above, the audit committee recommended to the company’s board of directors that the company’s audited financial statements be included in the company’s annual report on Form 10-K for the fiscal year ended May 31, 2015 for filing with the SEC.

SUBMITTED BY THE AUDIT COMMITTEE:

Heidi G. Miller, Chair
David M. Cordani
Henrietta H. Fore
Raymond V. Gilmartin
Hilda Ochoa-Brillembourg
Robert L. Ryan

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GENERAL INFORMATION

Other Business

We do not know of any other matters to be presented at the 2015 Annual Meeting. If any other matter is properly presented for a vote at the 2015 Annual Meeting, proxies other than the one for 401(k) Plan shares will be voted in the sole discretion of the proxy holders.

Questions and Answers About the 2015 Annual Meeting and Voting

Q.	How do I attend the 2015 Annual Meeting? What do I need to bring?

A.	To attend the 2015 Annual Meeting, you must have been a shareholder at the close of business on the record date July 31, 2015, and you will need to bring an admission ticket. You may be asked to provide valid photo identification. Please note that seating is limited, and admission is on a first-come, first-served basis.

You must print an admission ticket at www.proxyvote.com. You will need the 16-digit control number printed on your Notice of Internet Availability of Proxy Materials, voter instruction form or proxy card. For questions about admission to the Annual Meeting, please contact us at 1-800-245-5703.

Please note that cameras, recording equipment and other similar electronic devices, large bags and packages will not be allowed into the meeting and will need to be checked at the door.

Q.	How do I receive a printed copy of proxy materials?

A.	To request a printed copy of the proxy materials, please call 800-579-1639, e-mail sendmaterial@proxyvote.com or visit www.proxyvote.com. To make your request, you will need the 16-digit control number printed on your Notice of Internet Availability of Proxy Materials, voter instruction form or proxy card.

Q.	Who is entitled to vote?

A.	Record holders of General Mills common stock at the close of business on July 31, 2015 may vote at the 2015 Annual Meeting. On July 31, 2015, 599,706,694 shares of common stock were outstanding and eligible to vote. The shares of common stock in our treasury on that date will not be voted.

Q.	How do I vote?

A.	If you hold your shares in a brokerage account in your broker’s name (“street name”), or you hold your shares through the General Mills 401(k) Plan, you should follow the voting directions provided by your broker or nominee:

	•	You may complete and mail a voting instruction form to your broker or nominee.

	•	If your broker allows, you may submit voting instructions by telephone or the Internet.

	•	You may use a mobile device, scanning the QR Barcode on your voter instruction form or Notice of Internet Availability of Proxy Materials and following the prompts that appear on your mobile device.

	•	You may also cast your vote in person at the 2015 Annual Meeting, but you must request a legal proxy from your broker or nominee.

If you are a registered shareholder, you may vote using any of the following methods:

	•	By going to the website www.proxyvote.com and following the instructions for Internet voting on the proxy card or Notice of Internet Availability of Proxy Materials that you received in the mail. You will need the 16-digit control number printed therein. You may also access instructions for telephone voting on the website.

	•	By using your mobile device to scan the QR Barcode on your proxy card or Notice of Internet Availability of Proxy Materials and following the prompts that appear on your mobile device.

	•	If you received a printed copy of the proxy materials, by completing and mailing your proxy card, or if you reside in the United States or Canada, by dialing 800-690-6903 and following

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the instructions for telephone voting on the proxy card that you received in the mail. You will need the 16-digit control number printed on your proxy card.

• By casting your vote in person at the 2015 Annual Meeting.

Telephone and Internet voting facilities will close at 11:59 p.m. Eastern Daylight Time on Monday, September 28, 2015, except that the telephone and Internet voting instruction deadline for 401(k) Plan shares is Midnight Eastern Daylight Time on Friday, September 25, 2015.

We will vote your shares as you direct. You have three choices on each director nominee and other matters to be voted upon. You may vote (or abstain) by choosing FOR, AGAINST or ABSTAIN.

If you return a proxy card but do not specify how you want to vote your shares, we will vote them FOR the election of the 11 director nominees set forth in this Proxy Statement, FOR the compensation paid to our named executive officers, and FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm.

Q.	What if I change my mind after I vote my shares?

A.	You can revoke or change your proxy at any time before it is voted at the 2015 Annual Meeting.

If you hold your shares in a brokerage account in your broker’s name (“street name”), or you hold your shares through the General Mills 401(k) Plan, you may revoke or change your vote:

• Via telephone or Internet, using the voting directions provided by your broker or nominee; or

• By casting your vote in person at the 2015 Annual Meeting, but you must request a legal proxy from your broker or nominee.

If you are a registered shareholder, you may revoke or change your vote by:

• Voting by telephone or the Internet, using the voting directions provided on the proxy card or Notice of Internet Availability of Proxy Materials that you received in the mail;

• Sending written notice to the Corporate Secretary, General Mills, Inc., P.O. Box 1113, Minneapolis, Minnesota 55440;

• Submitting a properly signed proxy card with a later date; or

• Voting in person at the 2015 Annual Meeting.

Q.	How will my General Mills 401(k) Plan shares be voted?

A.	If you hold your shares through the General Mills 401(k) Plan, you are considered a named fiduciary who may direct State Street Bank and Trust, as the plan fiduciary, how to vote your shares. For shares that are not allocated to participant accounts or for shares for which no direction has been received, State Street will vote those shares in the same proportion as directed shares are voted. State Street may, in exercising its fiduciary responsibility, disregard the direction on behalf of the unallocated shares and shares for which no direction was received and vote in its discretion, if following such direction would be inconsistent with the Employee Retirement Income Security Act. For instructions received by phone or Internet, the deadline is Midnight Eastern Daylight Time on Friday, September 25, 2015. Any instruction received by State Street regarding your vote shall be confidential.

Q.	What does it mean if I receive more than one proxy card or Notice of Internet Availability of Proxy Materials?

A.	It means you have multiple accounts at the transfer agent and/or with banks or stockbrokers. Please vote all of your accounts. If you would like to consolidate multiple accounts at our transfer agent, please contact Wells Fargo Shareowner Services at 800-670-4763.

Q.	What will happen if I do not return a proxy card or voter instruction form?

A.	If your shares are held in street name, your brokerage firm may vote your shares on those proposals where it has discretion to vote (Proposal Number 3). Otherwise, your shares will not be voted.

Q.	How many shares must be present to hold the 2015 Annual Meeting?

A.	At least one-half of General Mills’ outstanding common shares as of the record date must be represented at the 2015 Annual Meeting in person or by proxy in order to hold the Annual Meeting and conduct business. This is called a quorum. We will count your shares as present at the Annual Meeting if you:

• Are present and vote in person at the Annual Meeting;

• Have properly submitted a proxy card or a voter instruction form, or voted by telephone or the Internet on a timely basis; or

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• Hold your shares through a broker or otherwise in street name, and your broker uses its discretionary authority to vote your shares on Proposal Number 3.

Q.	How many votes are needed to approve each item?

A.	All proposals require the affirmative vote of a majority of votes cast (excluding abstentions) by shareholders entitled to vote and represented at the 2015 Annual Meeting in person or by proxy.

If an incumbent director is not re-elected by a majority of votes cast, the director must promptly offer his or her resignation to the board. The corporate governance committee will recommend to the board whether to accept or reject the resignation, and the board will disclose its decision and the rationale behind it within 90 days from the certification of the election results.

Q.	How will voting on any other business be conducted?

A.	We do not know of any business to be considered at the 2015 Annual Meeting of Shareholders other than the proposals described in this Proxy Statement. If any other business is properly presented at the Annual Meeting, your signed proxy card (other than for 401(k) Plan shares) gives authority to Kendall J. Powell and Richard C. Allendorf to vote on such matters in their discretion.

Q.	How are the votes counted?

A.	You are entitled to cast one vote for each share of common stock you own, and there is no cumulative voting. Although abstentions are counted as present at the 2015 Annual Meeting for purposes of determining whether there is a quorum under our By-laws, they are not treated as votes cast on a specific proposal.

If you hold your shares in street name and do not provide voting instructions to your broker, your broker may not vote your shares on any proposal except Proposal Number 3 at the 2015 Annual Meeting. In this situation, a broker non-vote occurs. Shares that constitute broker non-votes will be counted as present at the Annual Meeting for the purpose of determining a quorum but will not be considered entitled to vote on the proposal in question. Broker non-votes effectively reduce the number of votes needed to approve the proposal. New York Stock Exchange rules permit brokers discretionary authority to vote on Proposal Number 3 at the 2015 Annual Meeting if they do not receive instructions from the street name holder of the shares. As a result, if you do not vote shares that are held for you in street name, your broker has authority to vote on your behalf with regard to Proposal Number 3.

We have a policy of confidential voting that applies to all shareholders, including our employee-shareholders. Broadridge Investor Communications Solutions will tabulate the votes received.

Q.	Where do I find the voting results of the meeting?

A.	We will publish the voting results in a current report on Form 8-K, which is due to be filed with the SEC within four business days of the 2015 Annual Meeting. You can also go to our website at www.generalmills.com to access the Form 8-K.

Q.	How do I submit a shareholder proposal?

A.	If you wish to submit a proposal for inclusion in our next Proxy Statement, we must receive the proposal on or before April 19, 2016. Please address your proposal to: Corporate Secretary, General Mills, Inc., P.O. Box 1113, Minneapolis, Minnesota 55440.

Under our By-laws, if you wish to nominate a director or bring other business before the shareholders at our 2016 Annual Meeting without including your proposal in our Proxy Statement:

• You must notify the Corporate Secretary of General Mills in writing between June 1, 2016 and July 1, 2016; and

• Your notice must contain the specific information required in our By-laws.

If you would like a copy of our By-laws, we will send you one without charge. Please write to the Corporate Secretary of General Mills at the address shown above.

Solicitation of Proxies

We pay for preparing, printing and mailing this Proxy Statement and the Notice of Internet Availability of Proxy Materials. We have engaged Phoenix Advisory Partners to help us solicit proxies from shareholders for a fee of $15,000, plus reimbursement of out-of-pocket expenses.

In addition to Phoenix, our directors, officers and regular employees may, without additional compensation, solicit proxies personally or by e-mail, telephone, fax or special letter. We will reimburse banks, brokers and other custodians, nominees and fiduciaries for their costs of sending the proxy materials to our beneficial owners.

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Delivery and Viewing of Proxy Materials

Electronic Delivery of Proxy Materials. Simply follow the instructions on your proxy card or Notice of Internet Availability of Proxy Materials to vote via the Internet, or go directly to www.icsdelivery.com/gis, to register your consent to receive our annual report and this Proxy Statement in a fast and efficient manner via the Internet. This reduces the amount of paper delivered to a shareholder’s address and eliminates the cost of sending these documents by mail. You may elect to view all future annual reports and proxy statements on the Internet instead of receiving them by mail. Your election to view proxy materials online is perpetual unless you revoke it later. Future proxy cards mailed to you will contain the Internet website address and instructions to view the materials. You will continue to have the option to vote your shares by mail, telephone or the Internet. Certain employee shareholders who have valid work e-mail addresses will not receive a proxy card in the mail but may vote by telephone or via the Internet.

Delivery of Proxy Materials to Households. SEC rules allow us to deliver a single copy of an annual report and proxy statement to any household at which two or more shareholders reside. We believe this rule benefits everyone. It eliminates duplicate mailings that shareholders living at the same address receive, and it reduces our printing and mailing costs. This rule applies to any annual reports, proxy statements, proxy statements combined with a prospectus and information statements.

If your household would like to receive single rather than duplicate mailings in the future, please write to Broadridge Investor Communications Solutions, Householding Department, 51 Mercedes Way, Edgewood, New York 11717, or call 800-542-1061. Each shareholder will continue to receive a separate proxy card or Notice of Internet Availability of Proxy Materials. If a broker or other nominee holds your shares, you may continue to receive some duplicate mailings. Certain brokers will eliminate duplicate account mailings by allowing shareholders to consent to such elimination, or through implied consent if a shareholder does not request continuation of duplicate mailings. Since not all brokers and nominees offer shareholders the opportunity to eliminate duplicate mailings, you may need to contact your broker or nominee directly to discontinue duplicate mailings from your broker to your household.

Your household may have received a single set of proxy materials this year. If you would like to receive another copy of this year’s proxy materials, please write to Broadridge Investor Communications Solutions, Householding Department, 51 Mercedes Way, Edgewood, New York 11717, or call 800-542-1061.

Annual Reports

Our 2015 Annual Report to Shareholders, which includes our consolidated financial statements for the fiscal year ended May 31, 2015, is available on our website at www.generalmills.com in the Investors section. Otherwise, please call 800-245-5703 and a copy will be sent to you without charge. You may also request a free copy of our annual report on Form 10-K for the fiscal year ended May 31, 2015 by writing to the Corporate Secretary, General Mills, Inc., P.O. Box 1113, Minneapolis, Minnesota 55440 or via e-mail at corporate.secretary@genmills.com.

Your vote is important!

Please vote by telephone or the Internet or, if you received a printed copy of the proxy materials, sign and promptly return your proxy card in the enclosed envelope.

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APPENDIX A	NON-GAAP FINANCIAL MEASURES

We have included in this proxy statement measures of financial performance that are not defined by generally accepted accounting principles (GAAP). Each of the measures is used in reporting to our executive management and as a component of the board of director’s measurement of our performance for incentive compensation purposes.

For each of these non-GAAP financial measures, we are providing below a reconciliation of the differences between the non-GAAP measure and the most directly comparable GAAP measure. These non-GAAP measures should be viewed in addition to, and not in lieu of, the comparable GAAP measures.

ORGANIC NET SALES GROWTH ON A CONSTANT CURRENCY BASIS

	Fiscal 2015
Net sales growth, as reported	(2)%
53rd week	1	pts
Acquisition	—	pts
Foreign currency exchange impact	(3	)pts
Organic net sales growth, on a constant currency basis	Flat	%

TOTAL SEGMENT OPERATING PROFIT

In Millions	Fiscal 2015	Fiscal 2014	Change
Total segment operating profit	$3,035.0	$3,153.9	(4)%
Unallocated corporate items	413.8	258.4
Divestiture (gain)	—	(65.5)
Restructuring, impairment, and other exit costs	543.9	3.6
Operating profit	$2,077.3	$2,957.4

TOTAL SEGMENT OPERATING PROFIT GROWTH ON A CONSTANT CURRENCY BASIS

	Fiscal 2015
Total segment operating profit growth, as reported	(4)%
Foreign currency exchange impact	(2	)pts
Total segment operating profit growth, on a constant currency basis	(2)%

ADJUSTED EARNINGS PER SHARE GROWTH, EXCLUDING CERTAIN ITEMS AFFECTING COMPARABILITY ON A
CONSTANT CURRENCY BASIS

Per Share Data	Fiscal 2015	Fiscal 2014	Change
Diluted earnings per share, as reported	$1.97	$2.83	(30)%
Mark-to-market effects(a)	0.09	(0.05)
Divestiture gain, net(b)	—	(0.06)
Tax item(c)	0.13	—
Acquisition integration costs(d)	0.02	—
Venezuela currency devaluation(e)	0.01	0.09
Restructuring costs(f)	0.35	0.01
Project-related costs(f)	0.01	—
Indefinite-lived intangible asset impairment(g)	0.28	—
Diluted earnings per share, excluding certain items affecting comparability	$2.86	$2.82	1%
Foreign currency exchange impact			(3	)pts
Diluted earnings per share growth, excluding certain items affecting comparability, on a constant currency basis			4%

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(a)	See Note 7 to the Consolidated Financial Statements in Item 8 of our Annual Report on Form 10-K for the fiscal year ended May 31, 2015.

(b)	See Note 3 to the Consolidated Financial Statements in Item 8 of our Annual Report on Form 10-K for the fiscal year ended May 31, 2015.

(c)	The fiscal 2015 tax item is related to the one-time repatriation of foreign earnings in fiscal 2015.

(d)	Integration costs resulting from the acquisition of Annie’s, Inc. in fiscal 2015.

(e)	See Note 7 to the Consolidated Financial Statements in Item 8 of our Annual Report on Form 10-K for the fiscal year ended May 31, 2015.

(f)	See Note 4 to the Consolidated Financial Statements in Item 8 of our Annual Report on Form 10-K for the fiscal year ended May 31, 2015.

(g)	See Note 6 to the Consolidated Financial Statements in Item 8 of our Annual Report on Form 10-K for the fiscal year ended May 31, 2015.

IMPROVEMENT IN RETURN ON AVERAGE TOTAL CAPITAL ON A CONSTANT CURRENCY BASIS

In Millions	Fiscal 2015		Fiscal 2014
Net earnings, including earnings attributable to redeemable and noncontrolling interests	$1,259.4		$1,861.3
Interest, net, after-tax	199.8		190.9
Earnings before interest, after-tax	1,459.2		2,052.2
Mark-to-market effects	56.5		(30.5)
Tax items	78.6		—
Restructuring costs	217.7		3.6
Project-related costs	8.3		—
Acquisition integration costs	10.4		—
Divestiture gain, net	—		(36.0)
Venezuela currency devaluation	8.0		57.8
Indefinite-lived intangible asset impairment	176.9		—
Earnings before interest, after-tax for return on capital calculation	$2,015.6		$2,047.1
Current portion of long-term debt	$1,000.4		$1,250.6
Notes payable	615.8		1,111.7
Long-term debt	7,607.7		6,423.5
Total debt	9,223.9		8,785.8
Redeemable interest	778.9		984.1
Noncontrolling interests	396.0		470.6
Shareholders’ equity	4,996.7		6,534.8
Total capital	15,395.5		16,775.3
Accumulated other comprehensive loss	2,310.7		1,340.3
After-tax earnings adjustments (a)	347.1		(209.3)
Adjusted total capital	$18,053.3		$17,906.3
Adjusted average total capital	$17,979.8		$17,676.2
Return on average total capital	11.2%		11.6%
Improvement in return on average total capital	(40	)bps
Foreign currency exchange impact	(20	)bps
Improvement in return on average total capital, on a constant-currency basis	(20	)bps

(a)	Sum of current year and previous year after-tax adjustments

GENERAL MILLS, INC. - Notice of 2015 Annual Meeting of Shareholders and Proxy Statement	A-2

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CAUTIONARY STATEMENT RELEVANT TO FORWARD-LOOKING INFORMATION FOR THE PURPOSE OF “SAFE HARBOR” PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This Proxy Statement contains or incorporates by reference forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are based on our current expectations and assumptions.

The words or phrases “targeting,” “expect,” “should,” “in progress,” or similar expressions identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results and those currently anticipated or projected. We wish to caution you not to place undue reliance on any such forward-looking statements.

Our future results could be affected by a variety of factors, such as: competitive dynamics in the consumer foods industry and the markets for our products, including new product introductions, advertising activities, pricing actions, and promotional activities of our competitors; consumer acceptance of new products and product improvements; changes in consumer demand for our products; effectiveness of advertising, marketing, and promotional programs; changes in consumer behavior, trends, and preferences, including weight loss trends; consumer perception of health-related issues, including obesity; fluctuations in the cost and availability of supply chain resources, including raw materials, packaging, and energy; disruptions or inefficiencies in the supply chain; effectiveness of restructuring and cost savings initiatives; volatility in the market value of derivatives used to manage price risk for certain commodities; and benefit plan expenses due to changes in plan asset values and discount rates used to determine plan liabilities.

We undertake no obligation to publicly revise any forward-looking statements to reflect events or circumstances after the date of those statements or to reflect the occurrence of anticipated or unanticipated events.

GENERAL MILLS, INC. - Notice of 2015 Annual Meeting of Shareholders and Proxy Statement	A-3

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2015 ANNUAL MEETING INFORMATION

For more information about the annual meeting and voting, as well as answers to many frequently asked questions, please see “Questions and Answers About the 2015 Annual Meeting and Voting” on page 55.

DATE AND LOCATION

Hilton Minneapolis, 1001 Marquette Avenue South, Minneapolis, Minnesota 55403

8:30 a.m., Central Daylight Time Tuesday, September 29, 2015 (No pre-meeting reception)

VOTING

All proposals require the affirmative vote of a majority of votes cast (excluding abstentions) by shareholders entitled to vote and represented at the 2015 Annual Meeting in person or by proxy.

Record holders of General Mills common stock at the close of business on July 31, 2015 may vote at the 2015 Annual Meeting.

If you are a registered shareholder, you may vote using any of the following methods:

By Internet using your computer	Vote by going to the website www.proxyvote.com and then follow the instructions for Internet voting on the proxy card or Notice of Internet Availability of Proxy Materials that you received in the mail.

By Internet using your tablet or smartphone	Use your mobile device to scan the QR Barcode on your proxy card or Notice of Internet Availability of Proxy Materials and follow the prompts that appear on your mobile device.

By telephone	If you reside in the United States or Canada, dial 800-690-6903 and following the instructions for telephone voting on the proxy card that you received in the mail.

By mailing your proxy card	If you received a printed copy of the proxy materials, complete and mail your proxy card.

By casting your vote in person	Cast your ballot at the 2015 Annual Meeting.
If you hold your shares in a brokerage account in your broker’s name (“street name”), or you hold your shares through the General Mills 401(k) Plan, you should follow the voting directions provided by your broker or nominee:

By Internet using your computer	If your broker allows, you may submit voting instructions by the Internet.

By Internet using your tablet or smartphone	Use your mobile device to scan the QR Barcode on your voter instruction form or Notice of Internet Availability of Proxy Materials and follow the prompts that appear on your mobile device.

By telephone	If your broker allows, you may submit voting instructions by telephone.

By mailing your proxy card	Complete and mail a voting instruction form to your broker or nominee.

By casting your vote in person	Cast your ballot at the 2015 Annual Meeting, but you must request a legal proxy from your broker or nominee.

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GENERAL MILLS

P.O. BOX 1113
MINNEAPOLIS, MN 55440

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information until 11:59 p.m. Eastern Daylight Time on Monday, September 28, 2015 (or until midnight Eastern Daylight Time on Friday, September 25, 2015 for 401(k) shares). Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by General Mills, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years. You may also register your consent by going to www.icsdelivery.com/gis.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions until 11:59 p.m. Eastern Daylight Time on Monday, September 28, 2015 (or until midnight Eastern Daylight Time on Friday, September 25, 2015 for 401(k) shares). Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to General Mills, Inc., c/o Broadridge Investor Communications Solutions, 51 Mercedes Way, Edgewood, NY 11717. For 401(k) shares, your proxy card should be received by Broadridge by no later than midnight Eastern Daylight Time on Friday, September 25, 2015.

SHAREHOLDER MEETING RSVP:
To vote and/or attend the meeting, go to "Request Admission Ticket for Annual Meeting" at www.proxyvote.com.

IF YOU VOTE BY PHONE OR INTERNET, PLEASE DO NOT MAIL YOUR PROXY CARD

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M94884-P67587 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

GENERAL MILLS, INC.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2 AND 3.

Vote on Directors

1. Election of Directors

Nominees:	For	Against	Abstain
1a) Bradbury H. Anderson	☐	☐	☐
1b) R. Kerry Clark	☐	☐	☐
1c) David M. Cordani	☐	☐	☐
1d) Paul Danos	☐	☐	☐
1e) Henrietta H. Fore	☐	☐	☐
1f) Heidi G. Miller	☐	☐	☐
1g) Steve Odland	☐	☐	☐
1h) Kendall J. Powell	☐	☐	☐
1i) Michael D. Rose	☐	☐	☐
1j) Robert L. Ryan	☐	☐	☐
1k) Dorothy A. Terrell	☐	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

Vote on Proposals

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

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TO ATTEND THE ANNUAL MEETING: RSVP AND PRINT YOUR ADMISSION TICKET AT WWW.PROXYVOTE.COM

Tuesday, September 29, 2015

8:30 a.m. (Central Daylight Time)
(No pre-meeting reception)

Hilton Minneapolis
1001 Marquette Avenue South
Minneapolis, Minnesota

You will need the 16-digit control number printed on the other side of this proxy card.

Questions? Please contact us at 1-800-245-5703.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

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M94885-P67587

GENERAL MILLS

PROXY
2015

GENERAL MILLS, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

I appoint Kendall J. Powell and Richard C. Allendorf, together and separately, as proxies to vote all shares of common stock that I have power to vote at the annual meeting of stockholders to be held on September 29, 2015 in Minneapolis, Minnesota, and at any adjournment or postponement thereof, in accordance with the instructions on the reverse side of this card and with the same effect as though I were present in person and voting such shares. The proxies are authorized in their discretion to vote upon such other business as may properly come before the meeting and they may name others to take their place. In the event of unforeseen circumstances such as the death or disability of a director nominee, the Board may substitute another person for that nominee. The proxies will vote these shares for that other person unless you instruct us otherwise. The proxies' discretionary authority shall not apply to shares held through the General Mills 401(k) Savings Plan.

This proxy will be voted as directed. If no direction is made, it will be voted "FOR" Proposals 1, 2 and 3.

PLEASE SIGN on the reverse side exactly as name appears hereon. Joint owners should each sign. Executors, administrators, trustees, etc. should so indicate when signing. If signer is a corporation, please sign full name by duly authorized officer.

Address Changes/Comments: ______________________________

____

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

(Continued, and to be signed and dated on reverse side)